Exhibit 10.14

Execution Version

ORDINARY SHARE PURCHASE AGREEMENT

This ORDINARY SHARE PURCHASE AGREEMENT is made and entered into as of March 11, 2022 (this “Agreement”), by and between CF Principal Investments LLC, a Delaware limited liability company (the “Investor”), and TH International Limited, a Cayman Islands exempted company (including any successor entity, the “Company”).

RECITALS

WHEREAS, the Company has entered into an Agreement and Plan of Merger, dated as of August 13, 2021, with Miami Swan Ltd, a Cayman Islands exempted company and wholly owned subsidiary of the Company, and Silver Crest Acquisition Corporation, a blank check company incorporated as a Cayman Islands exempted company (the “SPAC”) (as amended from time to time, the “Merger Agreement”);

WHEREAS, following the consummation of the transactions contemplated by the Merger Agreement (the “Merger Closing”), the Company shall be the surviving entity, with ordinary shares (the “Ordinary Shares”) registered under Section 12(b) of the Exchange Act;

WHEREAS, the parties desire that, upon the terms and subject to the conditions and limitations set forth herein, during the Investment Period, the Company may issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase from the Company, up to the lesser of (i) $100,000,000 in aggregate gross purchase price of newly issued Ordinary Shares and (ii) the Exchange Cap (to the extent applicable under Section 3.3);

WHEREAS, such sales of Ordinary Shares by the Company to the Investor will be made in reliance upon the provisions of Section 4(a)(2) of the Securities Act (“Section 4(a)(2)”) and/or Rule 506(b) of Regulation D promulgated by the Commission under the Securities Act (“Regulation D”), and upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the issuances and sales of Ordinary Shares by the Company to the Investor to be made hereunder;

WHEREAS, the parties hereto are concurrently entering into a Registration Rights Agreement in the form attached as Exhibit A hereto (the “Registration Rights Agreement”), pursuant to which the Company shall register the resale of the Registrable Securities, upon the terms and subject to the conditions set forth therein;

WHEREAS, in consideration for the Investor’s execution and delivery of this Agreement, the Company shall issue to the Investor the Commitment Shares, pursuant to and in accordance with Section 10.1(ii); and

WHEREAS, the Company acknowledges that the Investor is an Affiliate of the Cantor Fitzgerald group of entities, and the Investor’s Affiliate, Cantor Fitzgerald & Co. (“CF&CO”), is acting as the Investor’s representative in connection with the transactions contemplated hereby.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Capitalized terms used in this Agreement shall have the meanings ascribed to such terms in Annex I hereto, and hereby made a part hereof, or as otherwise set forth in this Agreement.

ARTICLE II

PURCHASE AND SALE OF ORDINARY SHARES

Section 2.1. Purchase and Sale of Shares. Upon the terms and subject to the conditions of this Agreement, during the Investment Period, the Company, in its sole discretion, shall have the right, but not the obligation, to issue and sell to the Investor, and the Investor shall purchase from the Company, up to the lesser of (i) $100,000,000 (the “Total Commitment”) in aggregate gross purchase price of duly authorized, validly issued, fully paid and non-assessable Ordinary Shares and (ii) the Exchange Cap, to the extent applicable under Section 3.3 (such lesser amount of Ordinary Shares, the “Aggregate Limit”), by the delivery to the Investor of VWAP Purchase Notices as provided in Article III.

Section 2.2. Signing Date; Closing Date; Settlement Dates.

(i) This Agreement shall become effective and binding upon (a) the delivery of counterpart signature pages of this Agreement and the Registration Rights Agreement executed by each of the parties hereto and thereto, and (b) the delivery of a signing certificate, dated as of the Signing Date and substantially in the form attached hereto as Exhibit B, to the offices of Covington & Burling LLP, Attn: Matthew Gehl, The New York Times Building, 620 Eighth Avenue, New York, NY 10018, at 10:00 a.m., New York City time.

(ii) On a date mutually agreed to by the Company and the Investor, to be no earlier than the Commitment Shares Determination Date and no later than the Trading Day prior to the filing of the Initial Registration Statement (the “Closing Date”), the Company shall (a) satisfy the conditions set forth in Section 7.1 (the “Closing”) and (b) issue to the Investor the Commitment Shares, pursuant to and in accordance with Section 10.1(ii).

(iii) In consideration of and in express reliance upon the representations, warranties and covenants contained in, and upon the terms and subject to the conditions of, this Agreement, during the Investment Period, the Company, at its sole option and discretion, may issue and sell to the Investor, and, if the Company elects to so issue and sell, the Investor shall purchase from the Company, the Shares in respect of each VWAP Purchase. The issue of Shares in respect of each VWAP Purchase, and the payment for such Shares, shall occur in accordance with Section 3.2, provided that all of the conditions precedent in Article VII shall have been fulfilled at the applicable times set forth in Article VII.

Section 2.3. Initial Public Announcements and Required Filings. The Company shall cause the SPAC to file with the Commission, not later than 9:00 a.m., New York City time, on the first (1st) business day immediately following the date of this Agreement, a Current Report on Form 8-K disclosing the execution of this Agreement and the Registration Rights Agreement by the Company and the Investor and describing the material terms thereof, including, without limitation, the issuance of the Commitment Shares payable by the Company to the Investor in accordance with Section 10.1(ii), and attaching as exhibits thereto copies of each of this Agreement and the Registration Rights Agreement (including all exhibits thereto) (the “Current Report”). The Company shall cause the SPAC to provide the Investor and its legal counsel a reasonable opportunity to comment on a draft of the Current Report prior to filing, and shall give due consideration to all such comments. From and after the filing of the Current Report with the Commission, all material nonpublic information delivered to the Investor (or the Investor’s representatives or agents) by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees, agents or representatives (if any) in connection with the transactions contemplated by the Transaction Documents shall have been publicly disclosed. The Company shall use its reasonable best efforts to prepare and, as soon as practicable following the Merger Closing, file with the Commission the Initial Registration Statement and any New Registration Statement covering only the resale by the Investor of the Registrable Securities in accordance with the Securities Act and the Registration Rights Agreement. At or before 8:30 a.m., New York City time, on the second (2nd) Trading Day immediately following the Effective Date of the Initial Registration Statement and any New Registration Statement (or any post-effective amendment thereto), the Company shall use its reasonable best efforts to file with the Commission in accordance with Rule 424(b) under the Securities Act the final Prospectus to be used in connection with sales pursuant to such Registration Statement (or post-effective amendment thereto).

ARTICLE III

PURCHASE TERMS

Subject to the satisfaction of the conditions set forth in Article VII, the parties agree as follows:

Section 3.1. VWAP Purchases. Upon the initial satisfaction of all of the conditions set forth in Section 7.2 (the “Commencement” and the date of such initial satisfaction, the “Commencement Date”) and from time to time thereafter, subject to the satisfaction of all of the conditions set forth in Section 7.3, the Company shall have the right, but not the obligation, to direct the Investor, by its timely delivery to the Investor of a VWAP Purchase Notice, in substantially the form attached hereto as Exhibit D, after 6:00 a.m., New York City time, but prior to 9:00 a.m., New York City time, to purchase a number of Shares equal to the applicable VWAP Purchase Share Amount, not to exceed the applicable VWAP Purchase Maximum Amount, at the applicable VWAP Purchase Price therefor on such VWAP Purchase Date in accordance with this Agreement (each such purchase, a “VWAP Purchase”). In addition, the Investor may, in its sole discretion, accept a VWAP Purchase Notice after 9:00 a.m., New York City time, on a VWAP Purchase Date, provided that such acceptance, once provided, shall be irrevocable and binding and the Company’s obligation to issue the Shares that are the subject of such VWAP Purchase Notice to the Investor shall be binding; provided further that, if the Investor does not accept a VWAP Purchase Notice that is delivered after 9:00 a.m., New York City time, such VWAP Purchase Notice shall be deemed to be null and void. The Investor may also, in its sole discretion, accept additional VWAP Purchase Notices within a Trading Day, in which case any prior VWAP Purchase Notice accepted by the Investor in such Trading Day shall be null, void, superseded and replaced in its entirety by such subsequent VWAP Purchase Notice. The Company may timely deliver a VWAP Purchase Notice to the Investor as often as every Trading Day (and may deliver multiple VWAP Purchase Notices in any given day, it being understood that a subsequent VWAP Purchase Notice will supersede and replace all earlier VWAP Purchase Notices delivered within the same Trading Day in their entirety), so long as (i) the Closing Sale Price of the Ordinary Shares on the Trading Day immediately preceding such Trading Day is not less than the Threshold Price, and (ii) all Shares subject to all prior VWAP Purchases theretofore required to have been received by the Investor as DWAC Shares under this Agreement have been issued to the Investor as DWAC Shares in accordance with this Agreement. The Investor is obligated to accept each VWAP Purchase Notice prepared and delivered by the Company in accordance with the terms of and subject to the satisfaction of the conditions contained in this Agreement. If the Company delivers any VWAP Purchase Notice directing the Investor to purchase a number of Shares that is in excess of the applicable VWAP Purchase Maximum Amount, such VWAP Purchase Notice shall be void ab initio to the extent of the amount by which the VWAP Purchase Share Amount set forth in such VWAP Purchase Notice exceeds such applicable VWAP Purchase Maximum Amount, and the Investor shall have no obligation to purchase such excess Shares in respect of such VWAP Purchase Notice; provided, however, that the Investor shall remain obligated to purchase the applicable VWAP Purchase Maximum Amount in such VWAP Purchase. Notwithstanding anything in this paragraph to the contrary, in the case where the Sale Price falls below the Threshold Price during a Trading Day, the VWAP Purchase Amount shall be calculated using (i) the VWAP Purchase Share Percentage of the aggregate number of shares traded on the Principal Market for such portion of the VWAP Purchase Date the Sale Price is not below the Threshold Price and (ii) a VWAP Purchase Price calculated using the volume weighted average price of Ordinary Shares sold during such portion of the VWAP Purchase Date the Sale Price is not below the Threshold Price. Each VWAP Purchase Notice must include a VWAP Purchase Share Estimate. Each VWAP Purchase Notice must be accompanied by irrevocable instructions to the Company’s Transfer Agent to immediately issue to the Investor a number of Ordinary Shares equal to the VWAP Purchase Share Estimate. In no event shall the Investor purchase (or be deemed to have purchased), pursuant to any VWAP Purchase, a number of Shares constituting the applicable VWAP Purchase Share Amount that exceeds the VWAP Purchase Share Estimate issued on the VWAP Purchase Date in connection with such VWAP Purchase Notice; however, the Investor will promptly instruct the Transfer Agent to return to the Company any Shares issued pursuant to the VWAP Purchase Share Estimate that exceeds the number of Shares constituting the applicable VWAP Purchase Share Amount the Investor actually purchases in connection with such VWAP Purchase (such amount, the “Excess Shares”). Alternatively, if the Transfer Agent does not return the Excess Shares to the Company on the VWAP Purchase Date in accordance with the Investor’s instructions, or if otherwise instructed in writing by the Company, the Investor may retain such Excess Shares (provided the Investor will not be deemed to have purchased such Excess Shares), and such Excess Shares will be deemed pre-issued Shares that will reduce the number of Shares required to be issued by the Company to the Investor in accordance with this Section 3.1 on the next VWAP Purchase Date in connection with the next VWAP Purchase Notice. At or prior to 5:30 p.m., New York City time, on the VWAP Purchase Date for each VWAP Purchase, the Investor shall provide to the Company a written confirmation for such VWAP Purchase setting forth the applicable VWAP Purchase Price per Share to be paid by the Investor in such VWAP Purchase, and the total aggregate VWAP Purchase Price to be paid by the Investor for the total VWAP Purchase Share Amount purchased by the Investor in such VWAP Purchase. Notwithstanding the foregoing, the Company shall not deliver any VWAP Purchase Notices to the Investor during the Post-Effective Amendment Period.

Section 3.2. Settlement. For each VWAP Purchase, the Investor shall pay to the Company an amount in cash equal to the product of (i) the total number of Shares purchased by the Investor in such VWAP Purchase and (ii) the applicable VWAP Purchase Price for such Shares (the “VWAP Purchase Amount”), as full payment for such Shares purchased by the Investor in such VWAP Purchase, via wire transfer of immediately available funds, not later than 5:00 p.m., New York City time, on (a) the second (2nd) Trading Day following the first Trading Day on which, as of 10:30 a.m., New York City time, on such Trading Day, the Investor shall have received, as DWAC Shares, all of the Shares purchased by the Investor in such VWAP Purchase. If the Investor fails to pay the VWAP Purchase Amount when due, the Investor will return the DWAC Shares to the Company. If the Company or the Transfer Agent shall fail for any reason to issue to the Investor, as DWAC Shares, any Shares purchased by the Investor in a VWAP Purchase prior to 10:30 a.m., New York City time, on the Trading Day immediately following the applicable VWAP Purchase Date (the “Share Issuance Deadline”), and if, on or after such Trading Day, the Investor purchases (in an open market transaction or otherwise) Ordinary Shares to transfer in satisfaction of a sale by the Investor of any Shares not issued by the Company to the Investor by the Share Issuance Deadline in respect of such VWAP Purchase, then the Company shall, within one (1) Trading Day after the Investor’s request, either (i) pay cash to the Investor in an amount equal to the Investor’s total purchase price (including brokerage commissions, if any) for the Ordinary Shares so purchased (the “Cover Price”), at which point the Company’s obligation to issue such Shares to the Investor as DWAC Shares (and the Investor’s obligation to purchase such Shares from the Company) shall terminate, or (ii) promptly honor its obligation to issue to the Investor such Shares as DWAC Shares and pay cash to the Investor in an amount equal to the excess (if any) of the Cover Price over the total purchase price paid by the Investor pursuant to this Agreement for all of the Shares purchased by the Investor in such VWAP Purchase. The Company shall not issue any fraction of an Ordinary Share to the Investor in connection with any VWAP Purchase effected pursuant to this Agreement. If the issuance would result in the issuance of a fraction of an Ordinary Share, the Company shall round such fraction of an Ordinary Share up (if half an Ordinary Share or greater) or down (if less than half an Ordinary Share) to the nearest whole Ordinary Share; provided, however, that in the event rounding up shall cause payment for any Ordinary Share to be below the par value thereof, such Ordinary Share shall instead be rounded down. All payments to be made by the Investor pursuant to this Agreement shall be made by wire transfer of immediately available funds to such account as the Company may from time to time designate by written notice to the Investor in accordance with the provisions of this Agreement.

Section 3.3. Compliance with Rules of Principal Market.

(i) Exchange Cap. The Company shall not issue or sell any Ordinary Shares pursuant to this Agreement, and the Investor shall not purchase or acquire any Ordinary Shares pursuant to this Agreement, to the extent that after giving effect thereto, the aggregate number of Ordinary Shares that would be issued pursuant to this Agreement and the transactions contemplated hereby would exceed the maximum number of Ordinary Shares permitted under applicable rules of the Principal Market to be issued without a vote of the Company’s shareholders, which number of Ordinary Shares shall be reduced, on a share-for-share basis, by the number of Ordinary Shares issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by this Agreement under applicable rules of the Principal Market (such maximum number of Ordinary Shares, the “Exchange Cap”), unless the Company’s shareholders have approved the issuance of Ordinary Shares pursuant to this Agreement in excess of the Exchange Cap in accordance with the applicable rules of the Principal Market. For the avoidance of doubt, the Company may, but shall be under no obligation to, request its shareholders to approve the issuance of Ordinary Shares pursuant to this Agreement; provided, that if such shareholder approval is not obtained, the Exchange Cap shall be applicable for all purposes of this Agreement and the transactions contemplated hereby at all times during the term of this Agreement.

(ii) General. The Company shall not issue or sell any Ordinary Shares pursuant to this Agreement if such issuance or sale would reasonably be expected to result in (a) a violation of the Securities Act or (b) a breach of the rules of the Principal Market. The provisions of this Section 3.3 shall not be implemented in a manner otherwise than in strict conformity with the terms of this Section 3.3 unless necessary to ensure compliance with the Securities Act and the applicable rules of the Principal Market.

Section 3.4. Beneficial Ownership Limitation. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not issue or sell, and the Investor shall not purchase or acquire, any Ordinary Shares under this Agreement which, when aggregated with all other Ordinary Shares then beneficially owned by the Investor and its Affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the beneficial ownership by the Investor and its Affiliates (on an aggregated basis) of more than 4.99% of the outstanding voting power or Ordinary Shares (the “Beneficial Ownership Limitation”). Upon the written or oral request of the Investor, the Company shall promptly (but not later than the next business day on which the Transfer Agent is open for business) confirm orally or in writing to the Investor the number of Ordinary Shares then outstanding. The Investor and the Company shall each cooperate in good faith in the determinations required under this Section 3.4 and the application of this Section 3.4. The Investor’s written certification to the Company of the applicability of the Beneficial Ownership Limitation, and the resulting effect thereof hereunder at any time, shall be conclusive with respect to the applicability thereof and such result absent manifest error. The provisions of this Section 3.4 shall not be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3.4 unless necessary to properly give effect to the limitations contained in this Section 3.4.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE INVESTOR

The Investor hereby makes the following representations, warranties and covenants to the Company:

Section 4.1. Organization and Standing of the Investor. The Investor is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware.

Section 4.2. Authorization and Power. The Investor has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the Registration Rights Agreement and to purchase or acquire the Shares in accordance with the terms hereof. The execution, delivery and performance by the Investor of this Agreement and the Registration Rights Agreement and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action, and no further consent or authorization of the Investor or its sole member is required. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by the Investor and constitutes a valid and binding obligation of the Investor enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership, or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application (including any limitation of equitable remedies) (collectively, the “Enforceability Exceptions”).

Section 4.3. No Conflicts. The execution, delivery and performance by the Investor of this Agreement and the Registration Rights Agreement and the consummation by the Investor of the transactions contemplated hereby and thereby do not and shall not (i) result in a violation of such Investor’s applicable organizational instruments, (ii) conflict with, constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Investor is a party or by which it or any of its property or assets are bound, or (iii) result in a violation of any federal, state, local or foreign statute, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Investor or by which any of its properties or assets are bound or affected, except, in the case of clauses (ii) and (iii), for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, prohibit or otherwise interfere with, in any material respect, the ability of the Investor to enter into and perform its obligations under this Agreement and the Registration Rights Agreement. The Investor is not required under any applicable federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement and the Registration Rights Agreement or to purchase or acquire the Shares in accordance with the terms hereof, other than as may be required by FINRA; provided, however, that for purposes of the representation made in this sentence, the Investor is assuming and relying upon the accuracy of the relevant representations and warranties and the compliance with the relevant covenants and agreements of the Company in the Transaction Documents to which it is a party; provided, further, that the Investor shall exercise commercially reasonable efforts to obtain any such consent, authorization or order of, or make any such filing or registration with, FINRA.

Section 4.4. Investment Purpose. The Investor is acquiring the Shares for its own account, for investment purposes and not with a view towards, or for resale in connection with, the public sale or distribution thereof, in violation of the Securities Act or any applicable state securities laws; provided, however, that by making the representations herein, the Investor does not agree, or make any representation or warranty, to hold any of the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with, or pursuant to, a registration statement filed pursuant to the Registration Rights Agreement or an applicable exemption under the Securities Act. The Investor is acquiring the Shares hereunder in the ordinary course of its business and does not presently have any agreement or understanding, directly or indirectly, with any Person to sell or distribute any of the Shares.

Section 4.5. Accredited Investor Status. The Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

Section 4.6. Reliance on Exemptions. The Investor understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Shares.

Section 4.7. Information. All materials relating to the business, financial condition, management and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by the Investor have been furnished or otherwise made available to the Investor or its advisors, including, without limitation, the Commission Documents. The Investor understands that its investment in the Shares involves a high degree of risk. The Investor is able to bear the economic risk of an investment in the Shares and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of a proposed investment in the Shares. The Investor and its advisors have been afforded the opportunity to ask questions of and receive answers from representatives of the Company concerning the financial condition and business of the Company and other matters relating to an investment in the Shares. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement or in any other Transaction Document to which the Company is a party or the Investor’s right to rely on any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby (including, without limitation, the opinions of the Company’s counsel delivered pursuant to this Agreement and the Registration Rights Agreement). The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares. The Investor understands that it (and not the Company) shall be responsible for its own tax liabilities that may arise as a result of this investment or the transactions contemplated by this Agreement.

Section 4.8. No Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

Section 4.9. No General Solicitation. The Investor is not purchasing or acquiring the Shares as a result of any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Shares.

Section 4.10. Not an Affiliate. The Investor is not an officer, director or Affiliate of the Company. During the Investment Period, the Investor will not acquire for its own account any Ordinary Shares or securities exercisable for or convertible into Ordinary Shares, other than pursuant to this Agreement; provided, however, that nothing in this Agreement shall prohibit or be deemed to prohibit the Investor from purchasing, in an open market transaction or otherwise, Ordinary Shares necessary for the Investor to transfer in satisfaction of a sale by the Investor of Shares that the Investor anticipated receiving from the Company in connection with the settlement of a VWAP Purchase if the Company or its Transfer Agent shall have failed for any reason (other than a failure of Investor or its Broker-Dealer (as defined below) to set up a DWAC and required instructions) to electronically transfer all of the Shares subject to such VWAP Purchase to the Investor by the applicable Share Issuance Deadline by crediting the Investor’s or its designated Broker-Dealer’s account at DTC through its DWAC delivery system in compliance with Section 3.2 of this Agreement.

Section 4.11. No Prior Short Sales. At no time prior to the date of this Agreement has the Investor, or any entity managed or controlled by the Investor, engaged in or effected, in any manner whatsoever, directly or indirectly, for its own principal account, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Ordinary Shares or (ii) hedging transaction, which establishes a net short position with respect to the Ordinary Shares that remains in effect as of the date of this Agreement.

Section 4.12. Statutory Underwriter Status. The Investor acknowledges that it will be disclosed as an “underwriter” and a “selling shareholder” in each Registration Statement and in any Prospectus contained therein to the extent required by applicable law and to the extent the Prospectus is related to the resale of Registrable Securities.

Section 4.13. Resales of Shares. The Investor will resell such Shares only pursuant to the Registration Statement in which the resale of such Shares is registered under the Securities Act, in a manner described under the caption “Plan of Distribution” in such Registration Statement, and in a manner in compliance with all applicable U.S. federal and state securities laws, rules and regulations.

Section 4.14. Residency. The Investor is a resident of the State of Delaware.

ARTICLE V

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

The Company hereby makes the following representations, warranties and covenants to the Investor:

Section 5.1. Organization, Good Standing and Power. The Company and each of its Subsidiaries are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization. The Company and each of its Subsidiaries are duly licensed or qualified as a foreign corporation (or other entity, if applicable) for transaction of business and in good standing under the laws of each other jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such license or qualification, and have all entity power and authority necessary to own or hold their respective properties and to conduct their respective businesses as described in the Commission Documents, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect or would reasonably be expected to have a material adverse effect on or a material adverse effect affecting the assets, business, operations, earnings, properties, condition (financial or otherwise), prospects, shareholder’s equity or results of operations of the Company and the Subsidiaries taken as a whole, or prevent or materially interfere with consummation of the transactions contemplated hereby (a “Material Adverse Effect”).

Section 5.2. Subsidiaries. The subsidiaries set forth on Schedule 1 (collectively, the “Subsidiaries”), are the Company’s only significant subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the Commission). Except as set forth in the Commission Documents, the Company owns, directly or indirectly, all of the equity interests of the Subsidiaries free and clear of any lien, charge, security interest, encumbrance, right of first refusal or other restriction, and all the equity interests of the Subsidiaries are validly issued and are fully paid (or, with respect to any Subsidiaries incorporated in the PRC, the registered capital of such Subsidiary has been or will be validly issued and fully paid with all contributions within the time periods permitted under applicable PRC laws and their constitutive documents), non-assessable and free of preemptive and similar rights. None of the outstanding shares, shares of capital stock of or ownership interests in the Company or any of its Subsidiaries were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company or such Subsidiary. Except as set forth in the Commission Documents, no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company.

Section 5.3. Authorization, Enforcement. The Company has the requisite corporate power and authority to enter into and perform its obligations under each of the Transaction Documents to which it is a party and to issue the Shares in accordance with the terms hereof. Except for approvals of the Company’s Board of Directors or a committee thereof as may be required in connection with any issuance and sale of Shares to the Investor hereunder (which approvals shall be obtained prior to the delivery of any VWAP Purchase Notice), the execution, delivery and performance by the Company of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company, its Board of Directors or its shareholders is required. Each of the Transaction Documents to which the Company is a party has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions.

Section 5.4. Capitalization. The authorized share capital of the Company and the shares thereof issued and outstanding are as set forth in the Commission Documents as of the dates reflected therein. All issued and outstanding shares have been duly authorized and validly issued and are fully paid and non-assessable. No Ordinary Shares are entitled to preemptive rights after the Merger Closing and, except as set forth in the Commission Documents, there are no outstanding debt securities and no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of the Company other than those issued or granted in the ordinary course of business pursuant to the Company’s equity incentive and/or compensatory plans or arrangements. Except for customary transfer restrictions contained in agreements entered into by the Company to sell restricted securities or as set forth in the Commission Documents, the Company is not a party to, and it has no Knowledge of, any agreement that will restrict the voting or transfer of any shares of the Company after the Merger Closing. Except as set forth in the Commission Documents, there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement or any of the other Transaction Documents or the consummation of the transactions described herein or therein. The Company has filed with the Commission true and correct copies of the Company’s operative amended and restated memorandum and articles of association (as amended from time to time, the “Memorandum”).

Section 5.5. Issuance of Shares. The Shares to be issued under this Agreement have been, or with respect to Shares to be purchased by the Investor pursuant to a particular VWAP Purchase Notice, will be, prior to the issuance to the Investor hereunder of such VWAP Purchase Notice, duly and validly authorized by all necessary corporate action on the part of the Company. The Commitment Shares, when issued to the Investor in accordance with this Agreement, and the Shares, if and when issued and sold against payment therefor in accordance with this Agreement, shall be validly issued and outstanding, fully paid and non-assessable and free from all liens, charges, taxes, security interests, encumbrances, rights of first refusal, preemptive or similar rights and other encumbrances with respect to the issue thereof, and the Investor shall be entitled to all rights accorded to a holder of Ordinary Shares. At or prior to Commencement, the Company shall have duly authorized and reserved a number of Ordinary Shares equal to the Exchange Cap for issuance and sale as Shares to the Investor pursuant to VWAP Purchases that may be effected by the Company, in its sole discretion, from time to time from and after the Commencement Date, pursuant to this Agreement.

Section 5.6. No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby and thereby do not and shall not (i) result in a violation of any provision of the Company’s Memorandum, (ii) conflict with or constitute a material default (or an event which, with notice or lapse of time or both, would become a material default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any Material Contract, (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries (including federal and state securities laws and regulations and the rules and regulations of the Principal Market), except, in the case of clauses (ii) and (iii), for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect or that have been waived. As of the Commencement Date and each VWAP Purchase Condition Satisfaction Time (as defined below) thereafter, the Company shall not be required under any federal, state or local rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents to which it is a party, or to issue the Shares to the Investor in accordance with the terms hereof and thereof; provided, however, that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the representations and warranties of the Investor in this Agreement and the compliance by it with its covenants and agreements contained in this Agreement and the Registration Rights Agreement.

Section 5.7. Commission Documents, Financial Statements; Internal Controls Over Financial Reporting; Accountants.

(i) At all times after the Merger Closing, the Company shall have timely filed (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act) all filings required to be filed with or furnished to the Commission by the Company under the Securities Act or the Exchange Act, including those required to be filed with or furnished to the Commission under Section 13(a) or Section 15(d) of the Exchange Act. No Subsidiary of the Company is required to file or furnish any report, schedule, registration, form, statement, information or other document with the Commission. As of its filing date (or, if amended or superseded by a filing, on the date of such amended or superseded filing), each Commission Document filed with or furnished to the Commission complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and other federal, state and local laws, rules and regulations applicable to it. Each Registration Statement, on the date it is filed with the Commission, on the date it becomes effective and on each VWAP Purchase Date shall comply in all material respects with the requirements of the Securities Act (including, without limitation, Rule 415 under the Securities Act) and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, except that this representation and warranty shall not apply to statements in or omissions from such Registration Statement made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein. The Prospectus and each Prospectus Supplement required to be filed pursuant to this Agreement or the Registration Rights Agreement after the Signing Date, when taken together, on its date and on each VWAP Purchase Date shall comply in all material respects with the requirements of the Securities Act (including, without limitation, Rule 424(b) under the Securities Act) and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that this representation and warranty shall not apply to statements in or omissions from the Prospectus or any Prospectus Supplement made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein. The statistical, demographic and market-related data included in the Registration Statement and Prospectus are based on or derived from sources that the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources. Each Commission Document (other than the Initial Registration Statement or any New Registration Statement, or the Prospectus included therein or any Prospectus Supplement thereto) to be filed with or furnished to the Commission after the Signing Date and incorporated by reference in the Initial Registration Statement or any New Registration Statement, or the Prospectus included therein or any Prospectus Supplement thereto required to be filed pursuant to this Agreement or the Registration Rights Agreement, when such document is filed with or furnished to the Commission and, if applicable, when such document becomes effective, as the case may be, shall comply in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and other federal, state and local laws, rules and regulations applicable to it. There are no (i) current or pending audits, investigations, actions, suits or proceedings that are required under the Securities Act to be described in the Commission Documents that are not so described and (ii) contracts or other documents that are required under the Securities Act to be filed as exhibits to the Commission Documents that are not so filed. The Company has delivered or made available to the Investor true and complete copies of all comment letters and substantive correspondence received by the Company from the Commission relating to the Commission Documents, together with all written responses of the Company thereto in the form such responses were filed via the Commission’s Electronic Data Gathering, Analysis and Retrieval System. At all times on and after the Commencement Date, there shall not be any outstanding or unresolved comments or undertakings in such comment letters received by the Company from the Commission. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act or the Exchange Act.

(ii) The consolidated financial statements of the Company included or incorporated by reference in the Commission Documents, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Company and its then consolidated subsidiaries as of the dates indicated, and the consolidated results of operations, cash flows and changes in shareholder equity of the Company and its then consolidated subsidiaries for the periods specified and have been prepared in compliance with the published requirements of the Securities Act and the Exchange Act, as applicable, and in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis. Any summary consolidated financial data included or incorporated by reference in the Commission Documents present fairly the information shown therein and have been compiled on a basis consistent with that of the financial statements included or incorporated by reference in the Commission Documents, as of the dates and for the periods indicated. Any pro forma condensed combined financial statements and the pro forma combined financial statements and any other pro forma financial statements or data included or incorporated by reference in the Commission Documents comply with the requirements of Regulation S-X of the Securities Act, including, without limitation, Article 11 thereof, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the circumstances referred to therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data. There are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Commission Documents that are not included or incorporated by reference as required. All disclosures contained or incorporated by reference in the Commission Documents, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. At all times after the Merger Closing, the interactive data in eXtensible Business Reporting Language included in the Commission Documents, if any, shall fairly present the information called for in all material respects and shall be prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” as that term is used in Accounting Standards Codification Paragraph 810-10-25-20), not described in the Commission Documents which are required to be described in the Commission Documents.

(iii) KPMG Huazhen LLP (such firm, or any successor independent registered public accounting firm for the Company, the “Accountant”), whose report on the consolidated financial statements of the Company is included in the Commission Documents, are and, during the periods covered by their report, were an independent public accounting firm within the meaning of the Securities Act and the rules and regulations of the Public Company Accounting Oversight Board (United States). To the Company’s Knowledge, the Accountant is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) with respect to the Company.

(iv) At all times after the Merger Closing, there shall not be or have been any failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder. At all times after the Merger Closing, each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company as applicable) shall have made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed by it or furnished by it to the Commission. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act. At all times after the Merger Closing, the Company and the Subsidiaries will maintain and keep accurate books and records reflecting their assets and maintain internal accounting controls in a manner designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and including those policies and procedures that (a) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (b) provide reasonable assurance that transactions are recorded as necessary to permit the preparation of the Company’s consolidated financial statements in accordance with GAAP and that receipts and expenditures of the Company are being made only in accordance with management’s and the Company’s directors’ authorization, and (c) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements. At all times after the Merger Closing, the Company and the Subsidiaries will maintain controls and other procedures, including, without limitation, those required by Sections 302 and 906 of the Sarbanes-Oxley Act, and the applicable regulations thereunder that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to ensure that material information relating to the Company or the Subsidiaries is made known to them by others within those entities, particularly during the period in which such periodic reports are being prepared.

Section 5.8. No Material Adverse Effect; Absence of Certain Changes. Subsequent to the respective dates as of which information is given in the Commission Documents (including any document deemed incorporated by reference therein), there has not been (i) any Material Adverse Effect or the occurrence of any development that the Company reasonably expects will result in a Material Adverse Effect, (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, which is material to the Company and the Subsidiaries taken as a whole, (iv) any material change in the capital stock or outstanding long-term indebtedness of the Company or any of its Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any Subsidiary, other than in each case above in the ordinary course of business or as otherwise disclosed in the Commission Documents (including any document deemed incorporated by reference therein). The Company and its Subsidiaries have conducted their respective businesses in the ordinary course of business consistent with past practice in all material respects.

Section 5.9. No Material Defaults. Neither the Company nor any of its Subsidiaries is (i) in default in the payment of any Threshold Debt or (ii) in default in the payment of any other indebtedness or in default under any agreement governing or creating any indebtedness for borrowed money, obligations evidenced by bonds, debentures, notes or similar instruments, which defaults would, individually or in the aggregate, have a Material Adverse Effect. The Company has not filed a report pursuant to Section 13(a) or 15(d) of the Exchange Act indicating that it (i) has failed to pay any dividend or sinking fund installment on preferred shares or (ii) has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults would, individually or in the aggregate, have a Material Adverse Effect. The Commission Documents set forth, as of the respective dates stated therein, all outstanding secured and unsecured Threshold Debt of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments through such dates (other than intra-group Threshold Debt). For the purposes of this Agreement, “Threshold Debt” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $500,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements, indemnities and other contingent obligations in respect of Threshold Debt of others in excess of $500,000, whether or not the same are or should be reflected on the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and (c) the present value of any lease payments in excess of $500,000 due under Company Leases required to be capitalized in accordance with GAAP. Neither the Company nor any of its Subsidiaries is in violation of the Memorandum or other applicable charter or constitutional documents.

Section 5.10. No Preferential Rights. Except as set forth in the Commission Documents, (i) there are no other outstanding rights, options, warrants, preemptive rights, rights of first offer, or similar rights for the purchase or acquisition from the Company of any securities of the Company that will be in effect after the Merger Closing, nor are there any agreements or commitments to issue or execute any such rights, options, warrants, preemptive rights or rights of first offer, (ii) there are no outstanding rights or obligations of the Company to repurchase or redeem any of its equity securities and (iii) the Company is not a party to, and it has no Knowledge of, any shareholders agreement, voting or similar agreement in relation to its equity securities that will be in effect after the Merger Closing. The respective rights, preferences, privileges, and restrictions of the Shares are as stated in the Company’s Memorandum. The Company does not have outstanding shareholder purchase rights or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events. Except as set forth in the Commission Documents, the Convertible Note Purchase Agreements of the Company dated December 9, 2021 or the Registration Rights Agreement, the Company has not granted or agreed to grant, and is not under any obligation to provide, any rights to register under the Securities Act any of its presently outstanding securities or any of its securities that may be issued subsequently. Except as set forth in the Commission Documents, no Person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of Ordinary Shares.

Section 5.11. Material Contracts. Each of the Material Contracts are (i) in full force and effect and (ii) represent the legal, valid and binding obligations of the Company or one or more of its Subsidiaries party thereto and represents the legal, valid and binding obligations of the other parties thereto, in each case, subject to the Enforceability Exceptions. Except as would not, individually or in the aggregate, have a Material Adverse Effect, (a) the Company and its Subsidiaries have performed in all respects all respective obligations required to be performed by them under each Material Contract and (b) neither the Company, the Company’s Subsidiaries, nor any other party thereto is in default under any Material Contract. During the last twelve (12) months, neither the Company nor any of its Subsidiaries has received any written notice of termination or material breach of, or material default under, any Material Contract. Except as would not, individually or in the aggregate, have a Material Adverse Effect, no event has occurred that would reasonably be expected to result in a breach of or a default under any Material Contract (in each case, with or without notice or lapse of time or both). The execution, delivery and performance by the Company of each of the Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not in any material respect violate, conflict with, result in a breach of, result in the termination of, or result in a right of termination under, any Material Contract.

Section 5.12. Solvency. The Company is Solvent. As used herein, the term “Solvent” means, with respect to any Person on a particular date, that on such date (i) the fair market value of the assets of such Person is greater than the total amount of liabilities (including known contingent liabilities) of such Person, (ii) the present fair salable value of the assets of such Person is greater than the amount that will be required to pay the probable liabilities of such Person on its debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature, (iv) such Person does not have unreasonably small capital for the business and transaction it is engaged in and (v) such Person has not taken any steps, and does not expect to take any steps, to seek protection pursuant to any Bankruptcy Law, nor does such Person have any knowledge that its creditors intend to initiate involuntary bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief against such Person under any Bankruptcy Law.

Section 5.13. Real Property.

(i) Neither the Company nor any of its Subsidiaries owns any real property.

(ii) Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company or one of its Subsidiaries has a good and valid leasehold interest in or contractual right to use or occupy, subject to the terms of the applicable Company Lease, each real property subject to the Company Leases, free and clear of all liens, other than Permitted Liens.

(iii) Neither the Company nor any of its Subsidiaries has subleased, licensed or otherwise granted any Person the right to use or occupy any real property subject to a Company Lease or any material portion thereof.

(iv) Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company or one of its Subsidiaries has good and marketable title to, or a valid and binding leasehold or other interest in, all tangible personal property necessary for the conduct of the business of the Company and its Subsidiaries, taken as a whole, as currently conducted, free and clear of all liens, other than Permitted Liens.

Section 5.14. Intellectual Property.

(i) Except as set forth in the Commission Documents, the Company and its Subsidiaries own, possess, license or have other rights to use all foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, Internet domain names, know-how and other intellectual property (collectively, the “Intellectual Property”), necessary for the conduct of their respective businesses as now conducted except to the extent that the failure to own, possess, license or otherwise hold adequate rights to use such Intellectual Property would not, individually or in the aggregate, have a Material Adverse Effect.

(ii) Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and its Subsidiaries (a) exclusively own all Intellectual Property that is owned by the Company or its Subsidiaries (the “Owned Intellectual Property”) and there are no rights of third parties to any such Owned Intellectual Property, and (b) have a valid and enforceable license (subject to the Enforceability Exceptions), or other right to use, all other Intellectual Property necessary for the operation of their businesses as presently conducted (the “Licensed Intellectual Property” and, together with the Owned Intellectual Property, the “Company Intellectual Property”).

(iii) Except as would not have a Material Adverse Effect, all Company Intellectual Property is free and clear of any liens (other than Permitted Liens) and is subsisting and unexpired.

(iv) Except as would not, individually or in the aggregate, have a Material Adverse Effect, all Owned Intellectual Property is valid and enforceable and there is no action, suit, proceeding or claim pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, challenging the validity, enforceability, ownership, registration, or use of any Owned Intellectual Property.

(v) Except as would not, individually or in the aggregate, have a Material Adverse Effect, (a) the conduct of the business of the Company and its Subsidiaries as currently conducted is not infringing upon, misappropriating or otherwise violating any patent, trademark, copyright, trade secret or other proprietary rights (collectively, “Intellectual Property Rights”) of any third party, and has not infringed upon, misappropriated or otherwise violated any Intellectual Property Rights of any third party during the past three years, and (b) to the Knowledge of the Company, no third party is infringing upon, misappropriating or otherwise violating, any Company Intellectual Property Rights (excluding all commercially available off-the-shelf software licensed to the Company or its Subsidiaries). The Company and its Subsidiaries have not received from any Person any written notice during the past three years that the Company or any of its Subsidiaries is infringing upon, misappropriating or otherwise violating any Intellectual Property Rights of any Person in any material respect.

(vi) The Company and its Subsidiaries have in place commercially reasonable measures designed to protect and maintain all material Owned Intellectual Property, including the confidentiality of any material trade secrets included therein.

(vii) To the Company’s Knowledge, there is no third-party U.S. patent or published U.S. patent application which contains claims for which an Interference Proceeding (as defined in 35 U.S.C. § 135) has been commenced against any patent or patent application described in the Commission Documents as being owned by or licensed to the Company, which is material to the Company and its Subsidiaries, taken as a whole.

(viii) The Company and its Subsidiaries have complied with the terms of each agreement pursuant to which Licensed Intellectual Property has been licensed to the Company or such Subsidiary, and all such agreements are in full force and effect, except as would not, individually or in the aggregate, have a Material Adverse Effect.

Section 5.15. Actions Pending. Except as set forth in the Commission Documents, there are no, and during the last two years there have been no, pending or, to the Knowledge of the Company, threatened actions, suits, proceedings, audits or investigations by or against the Company or any of its Subsidiaries or of which any property of the Company or any of its Subsidiaries is the subject that, if adversely decided or resolved, would, individually or in the aggregate, have a Material Adverse Effect. There is no Governmental Order imposed upon the Company or any of its Subsidiaries that would reasonably be expected to result in liability to or obligations of the Company or any of its Subsidiaries that would, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is party to a settlement or similar agreement regarding any of the matters set forth in the two preceding sentences that contains any ongoing obligations, restrictions or liabilities (of any nature) that would, individually or in the aggregate, have a Material Adverse Effect.

Section 5.16. Compliance with Law. Except as set forth in the Commission Documents, each of the Company and its Subsidiaries is, and during the last two years has been, in compliance with all applicable laws, regulations and statutes except for such noncompliance which would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in the Commission Documents, none of the Company or its Subsidiaries has received any written notice of non-compliance, nor has Knowledge of, nor has reasonable grounds to have Knowledge of, any facts that could give rise to a notice of non-compliance with any such laws, regulations and statutes, and has no Knowledge of any pending change or contemplated change to any applicable law or regulation or governmental position; in each case that would, individually or in the aggregate, have a Material Adverse Effect.

Section 5.17. Certain Fees. Neither the Company nor any of its Subsidiaries has incurred any liability for any finder’s fees, brokerage commissions or similar payments in connection with the transactions herein contemplated.

Section 5.18. Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or any of its agents, advisors or counsel with any information that constitutes or could reasonably be expected to constitute material nonpublic information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by the Transaction Documents. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting resales of Shares under the Registration Statement.

Section 5.19. Broker/Dealer Relationships. Neither the Company nor any of the Subsidiaries (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or is a “person associated with a member” or “associated person of a member” (within the meaning set forth in the FINRA Manual).

Section 5.20. Disclosure Controls. At all times after the Merger Closing, the Company shall maintain a system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. After the Merger Closing, the Company will carry out any evaluations of the effectiveness of its disclosure controls and procedures required by Rule 13a-15 of the Exchange Act.

Section 5.21. Permits. Except as set forth in the Commission Documents, each of the Company and its Subsidiaries holds, and during the last two year period, has held, all material licenses, approvals, consents, registrations, franchises and permits (including, without limitation, any under Environmental Laws) necessary for the operation of the business of the Company and its Subsidiaries (the “Company Permits”), except where the failure to hold any such Company Permit would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its Subsidiaries are, and during the last two years have been, in compliance with and not in default under such Company Permits, in each case except for such noncompliance that would not, individually or in the aggregate, have a Material Adverse Effect. Without limiting the generality of the foregoing, all permits, licenses and approvals by, and filings and registrations and other requisite formalities with, the Governmental Authorities of the PRC that are required to be obtained or made in respect of, as applicable, the Company or any of its Subsidiaries with respect to its establishment, capital structure, business and operations as it is now being conducted, including the approval of and registrations or filings with the State Administration for Market Regulation of the PRC (formerly the State Administration for Industry and Commerce), the Ministry of Commerce of the PRC, the National Development and Reform Commission of the PRC, the Ministry of Industry and Information Technology of the PRC, the State Administration of Foreign Exchange of the PRC, the Ministry of Human Resources and Social Security of the PRC, the Fire and Rescue Department Ministry of Emergency Management and the State Administration of Taxation of the PRC, and their respective local counterparts, if required, have been duly completed in accordance with applicable laws of the PRC, except for any such permits, licenses and approvals by, and filings and registrations and other formalities, the absence of which would not, individually or in the aggregate, have a Material Adverse Effect. Each of the Company and its Subsidiaries, if established in the PRC, has been conducting its business activities within its permitted scope of business, and has been operating its business in compliance in all material respects with all relevant legal requirements and with all requisite permits, licenses and approvals granted by, and filings and registrations made with the competent Governmental Authorities of the PRC. Neither the Company nor any Subsidiary has received, or has any reason to believe that it will receive, any notice of proceedings relating to the revocation or modification of, or non-compliance with, any Company Permit which, if the subject of an unfavorable decision, ruling or finding, would, individually or in the aggregate, have a Material Adverse Effect.

Section 5.22. Environmental Compliance.

(i) The Company and its Subsidiaries are, and during the last two years have been, in compliance with all Environmental Laws applicable thereto, except where the failure to be, or to have been, in compliance with such Environmental Laws has not had, and would not have, individually or in the aggregate, a Material Adverse Effect.

(ii) There are no written claims or notices of violation pending or issued to or, to the Knowledge of the Company, threatened against either the Company or any of its Subsidiaries alleging violations of or liability under any Environmental Law that would, individually or in the aggregate, have a Material Adverse Effect.

(iii) Neither the Company nor any of its Subsidiaries has treated, stored, manufactured, transported, handled, disposed or released any Hazardous Materials in any material respect.

(iv) To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has any liability material to the Company and its Subsidiaries, taken as a whole, with respect to the presence of Hazardous Materials in any real property subject to a Company Lease.

(v) Except as set forth in the Commission Documents, neither the Company nor any of its Subsidiaries has contractually assumed or provided an indemnity with respect to the liability of any other Person under any Environmental Laws, except where such assumption or indemnity would not, individually or in the aggregate, have a Material Adverse Effect.

Section 5.23. No Improper Practices.

(i) Neither the Company nor the Subsidiaries, nor any director, officer, or employee of the Company or any Subsidiary nor, to the Company’s Knowledge, any agent, Affiliate or other person acting on behalf of the Company or any Subsidiary has, in the past five years, made any unlawful contributions to any candidate for any political office (or failed fully to disclose any contribution in violation of applicable law) or made any contribution or other payment to any official of, or candidate for, any federal, state, municipal, or foreign office or other person charged with similar public or quasi-public duty in violation of any applicable law or of the character required to be disclosed in the Commission Documents.

(ii) No relationship, direct or indirect, exists between or among the Company or any Subsidiary or any Affiliate of any of them, on the one hand, and the directors, officers and shareholders of the Company or any Subsidiary, on the other hand, that is required by the Securities Act to be described in the Commission Documents that is not so described.

(iii) No relationship, direct or indirect, exists between or among the Company or any Subsidiary or any Affiliate of them, on the one hand, and the directors, officers, or shareholders of the Company or any Subsidiary, on the other hand, that is required by the rules of FINRA to be described in the Commission Documents that is not so described.

(iv) Except as set forth in the Commission Documents, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or any Subsidiary to or for the benefit of any of their respective officers or directors or any of the members of the families of any of them; no such loans, advances or guarantees (whether or not material) are required to be disclosed in the Commission Documents that are not so disclosed.

(v) The Company has not offered, or caused any placement agent to offer, Ordinary Shares to any person with the intent to influence unlawfully (a) a customer or supplier of the Company or any Subsidiary to alter the customer’s or supplier’s level or type of business with the Company or any Subsidiary or (b) a trade journalist or publication to write or publish favorable information about the Company or any Subsidiary or any of their respective products or services.

(vi) Neither the Company nor any Subsidiary nor any director, officer or employee of the Company or any Subsidiary nor, to the Company’s Knowledge, any agent, Affiliate or other person acting on behalf of the Company or any Subsidiary has (a) violated or is in violation of any Anti-Corruption Laws; (b) promised, offered, provided, attempted to provide or authorized the provision of anything of value, directly or indirectly, to any person for the purpose of obtaining or retaining business, influencing any act or decision of the recipient, or securing any improper advantage; or (c) made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any Anti-Corruption Laws.

Section 5.24. Money Laundering Laws. The operations of the Company and each of its Subsidiaries are and have been conducted at all times in compliance with Money Laundering Laws; and no action, suit or proceeding by or before any Governmental Authority involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the Knowledge of the Company, threatened. The Company has effective controls that are sufficient to provide reasonable assurances that violations of applicable Money Laundering Laws will be prevented, detected and deterred.

Section 5.25. Off-Balance Sheet Arrangements. There are no transactions, arrangements or other relationships between or among the Company, or any of its Affiliates and any unconsolidated entity, including, but not limited to, any structural finance, special purpose or limited purpose entity (each, an “Off-Balance Sheet Transaction”) that could, individually or in the aggregate, reasonably be expected to affect materially the Company’s liquidity or the availability of or requirements for its capital resources, including those Off-Balance Sheet Transactions described in the Commission’s Statement about Management’s Discussion and Analysis of Financial Conditions and Results of Operations (Release Nos. 33-8056; 34-45321; FR-61), required to be described in the Commission Documents which have not been described as required.

Section 5.26. Transactions With Affiliates. No relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries on the one hand, and the directors, officers, trustees, managers, shareholders, partners, customers or suppliers of the Company or any of the Subsidiaries on the other hand, which would be required by the Securities Act or the Exchange Act to be disclosed in the Commission Documents, which is not so disclosed.

Section 5.27. Labor Disputes. The Company and each of its Subsidiaries are and have been during the past two years in compliance with all applicable laws respecting labor, employment, immigration, fair employment practices, terms and conditions of employment, workers’ compensation, occupational safety, plant closings, mass layoffs, worker classification, exempt and non-exempt status, compensation and benefits, statutory social insurances and housing funds, and wages and hours, except as would not, individually or in the aggregate, have a Material Adverse Effect. None of the Company nor any of its Subsidiaries is bound by or subject to any collective bargaining or similar agreement with any labor union, and, to the Knowledge of the Company, none of the employees, representatives or agents of the Company or any of its Subsidiaries is represented by any labor union. No labor disturbance by or dispute with employees of the Company or any of its Subsidiaries exists or, to the Knowledge of the Company, is threatened which would, individually or in the aggregate, have a Material Adverse Effect.

Section 5.28. Use of Proceeds. The proceeds from the sale of the Shares by the Company to the Investor shall be used by the Company in the manner as will be set forth in the Prospectus included in any Registration Statement (and any post-effective amendment thereto) and any Prospectus Supplement thereto filed pursuant to the Registration Rights Agreement.

Section 5.29. Investment Company Act Status. The Company is not, and as a result of the consummation of the transactions contemplated by the Transaction Documents and the application of the proceeds from the sale of the Shares as will be set forth in the Prospectus included in any Registration Statement (and any post-effective amendment thereto) and any Prospectus Supplement thereto filed pursuant to the Registration Rights Agreement, the Company will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 5.30. Margin Rules. Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company as described in the Commission Documents will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

Section 5.31. Taxes. The Company and each of its Subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and paid all taxes shown thereon, to the extent that such taxes have become due and are not being contested in good faith, except where the failure to so file or pay would not have a Material Adverse Effect. Except as set forth in the Commission Documents, no tax deficiency has been determined adversely to the Company or any of its Subsidiaries which has had, or would have, individually or in the aggregate, a Material Adverse Effect. The Company has no Knowledge of any federal, state or other governmental tax deficiency, penalty or assessment which has been or might be asserted or threatened against it which would have a Material Adverse Effect.

Section 5.32. ERISA. Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its Affiliates for employees or former employees of the Company and any of its Subsidiaries has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), except where noncompliance would not, individually or in the aggregate, have a Material Adverse Effect. No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred which would result in a material liability to the Company with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

Section 5.33. Stock Transfer Taxes. All stock or share transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

Section 5.34. Insurance. The Company and each of its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company and each of its Subsidiaries reasonably believe are adequate for the conduct of their properties and as is customary for companies engaged in similar businesses in similar industries.

Section 5.35. Exemption from Registration. Subject to, and in reliance on, the representations, warranties and covenants made herein by the Investor, the offer and sale of the Shares in accordance with the terms and conditions of this Agreement is exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) and/or Rule 506(b) of Regulation D; provided, however, that at the request of and with the express agreements of the Investor (including, without limitation, the representations, warranties and covenants of Investor set forth in Section 4.9 through 4.13) and, provided the Investor and its Broker-Dealer shall have provided any deliverables that the Company, its counsel or the Transfer Agent shall reasonably request or require in connection therewith, the Shares to be issued from and after Commencement to or for the benefit of the Investor pursuant to this Agreement shall be issued to the Investor or its designee only as DWAC Shares and will not bear legends noting restrictions as to resale of such securities under federal or state securities laws, nor will any such securities be subject to stop transfer instructions.

Section 5.36. No General Solicitation or Advertising. Neither the Company, nor any of its Subsidiaries or Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Shares.

Section 5.37. No Integrated Offering. None of the Company, its Subsidiaries or any of their Affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Shares under the Securities Act, whether through integration with prior offerings or otherwise, or cause this offering of the Shares to require approval of the shareholders of the Company under any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of the Principal Market. None of the Company, its Subsidiaries, their Affiliates nor any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of the issuance of any of the Shares under the Securities Act or cause the offering of any of the Shares to be integrated with other offerings.

Section 5.38. Dilutive Effect. The Company is aware and acknowledges that issuance of the Shares could cause dilution to existing shareholders and could significantly increase the outstanding number of Ordinary Shares. The Company further acknowledges that its obligation to issue the Shares to be purchased by the Investor pursuant to a VWAP Purchase is, upon the Company’s delivery to the Investor of a VWAP Purchase Notice for a VWAP Purchase in accordance with this Agreement, absolute and unconditional following the delivery of such VWAP Purchase Notice to the Investor, regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

Section 5.39. Manipulation of Price. Neither the Company nor any of its officers, directors or Affiliates has, and, to the Knowledge of the Company, no Person acting on their behalf has, (i) taken, directly or indirectly, any action designed or intended to cause or to result in the stabilization or manipulation of the price of any security of the Company, or which caused or resulted in, or which would in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, in each case to facilitate the sale or resale of any of the Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Shares, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company. Neither the Company nor any of its officers, directors or Affiliates will during the term of this Agreement, and, to the Knowledge of the Company, no Person acting on their behalf will during the term of this Agreement, take any of the actions referred to in the immediately preceding sentence.

Section 5.40. Shell Company Status. The Company is not, and has not previously been at any time, an issuer identified in, or subject to, Rule 144(i).

Section 5.41. Listing and Maintenance Requirements; DTC Eligibility. At all times after the Merger Closing, (i) the Ordinary Shares will be registered pursuant to Section 12(b) of the Exchange Act, and the Company shall not have taken action designed to, or which to its Knowledge is likely to have the effect of, terminating the registration of the Ordinary Shares under the Exchange Act, nor shall the Company have received any notification that the Commission is contemplating terminating such registration; (ii) the Company shall not have received notice from the Principal Market to the effect that the Company is not in compliance with the listing or maintenance requirements of the Principal Market; (iii) the Ordinary Shares shall be eligible for participation in the DTC book entry system and there shall be Ordinary Shares on deposit at DTC for transfer electronically to third parties via DTC through its Deposit/Withdrawal at Custodian (“DWAC”) delivery system; and (iv) the Company shall not have received notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Ordinary Shares, electronic trading or book-entry services by DTC with respect to the Ordinary Shares is being imposed or is contemplated.

Section 5.42. Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Memorandum or the laws of its jurisdiction of formation that is or could become applicable to the Investor as a result of the Investor and the Company fulfilling their respective obligations or exercising their respective rights under the Transaction Documents (as applicable), including, without limitation, as a result of the Company’s issuance of the Shares and the Investor’s ownership of the Shares.

Section 5.43. OFAC. Neither the Company nor any of its Subsidiaries, nor any of their respective directors, officers, employees, agents, Affiliates or other representatives is currently, or has been in the last five years: (i) a Sanctioned Person; (ii) located, organized or resident in, or operating from, a Sanctioned Country; (iii) knowingly engaged in any dealings or transactions with any Sanctioned Person or in any Sanctioned Country, in violation of Sanctions Laws; or (iv) otherwise in violation of applicable Sanctions Laws or trade control laws. Neither the Company nor any of its Subsidiaries will, directly or indirectly, use the proceeds from the sale of Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (a) to fund or facilitate any activities or business of or with any Sanctioned Person or in any Sanctioned Country, or (b) in any other manner that will result in a violation of Sanctions Laws by any Person (including any Person participating in the transactions contemplated by the Transaction Documents, whether as underwriter, advisor, investor or otherwise).

Section 5.44. Information Technology; Compliance with Data Protection Laws.

(i) The Company’s and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, except as would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its Subsidiaries have implemented and maintain commercially reasonable measures designed to maintain and protect their material confidential information and the confidentiality, integrity and security of the Company’s and its Subsidiaries’ IT Systems and data, including all sensitive, confidential or regulated data (“Confidential Data”). The Company and its Subsidiaries have implemented and maintain commercially reasonable back-up and disaster recovery procedures designed for the continued operation of their business in the event of a failure of the IT systems. Except as set forth in the Commission Documents, there have been no breaches, violations, outages or unauthorized uses of or accesses to the IT Systems, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority in effect, internal policies and contractual obligations of the Company and its Subsidiaries relating to the privacy and security of IT Systems and Confidential Data and to the protection of such IT Systems and Confidential Data from unauthorized use, access, misappropriation or modification.

(ii) The Company and its Subsidiaries are in material compliance, and for the past three years have been in material compliance, with the Data Protection Laws. To ensure compliance with the Data Protection Laws, the Company has in place, complies with, and takes appropriate steps to ensure compliance in all material respects with its policies and procedures relating to the Data Protection Laws, including data privacy and security and the collection, storage, use, processing, disclosure, handling, and analysis of Confidential Data (the “Policies”). The Company has at all times made all disclosures to users or customers required under the Data Protections Laws and the Policies, and none of such disclosures made or contained in any Policy have been inaccurate or in violation of any applicable laws, regulatory rules or requirements, in any material respect. Neither the Company nor any Subsidiary: (a) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Data Protection Laws, and has no Knowledge of any event or condition that would reasonably be expected to result in any such notice; (b) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Data Protection Law; or (c) is a party to any order, decree, or agreement that imposes any obligation or liability under any Data Protection Law.

Section 5.45. Acknowledgement Regarding Relationship with Investor and CF&CO. The Company acknowledges and agrees, to the fullest extent permitted by law, that the Investor is acting solely in the capacity of an arm’s-length purchaser with respect to this Agreement and the transactions contemplated by the Transaction Documents, and CF&CO is acting as a representative of the Investor in connection with the transactions contemplated by the Transaction Documents, and of no other party, including the Company. The Company further acknowledges that while the Investor will be deemed to be a statutory “underwriter” with respect to certain of the transactions contemplated by the Transaction Documents in accordance with interpretive positions of the Staff of the Commission, the Investor is a “trader” that is not required to register with the Commission as a broker-dealer under Section 15(a) of the Securities Exchange Act of 1934. The Company further acknowledges that the Investor and its representatives are not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated by the Transaction Documents, and any advice given by the Investor or any of its representatives (including CF&CO) or agents in connection therewith is merely incidental to the Investor’s acquisition of the Shares. The Company understands and acknowledges that employees of CF&CO may discuss market color, VWAP Purchase Notice timing and parameter considerations and other related capital markets considerations with the Company in connection with the Transaction Documents and the transactions contemplated thereby, in all cases on behalf of the Investor. The Company acknowledges and agrees that the Investor has not made and does not make any representations or warranties with respect to the transactions contemplated by the Transaction Documents other than those specifically set forth in Article IV.

Section 5.46. Acknowledgement Regarding Investor’s Affiliate Relationships. The Company acknowledges and understands the contents of this paragraph. Affiliates of the Investor, including CF&CO, engage in a wide range of activities for their own accounts and the accounts of customers, including corporate finance, mergers and acquisitions, merchant banking, equity and fixed income sales, trading and research, derivatives, foreign exchange, futures, asset management, custody, clearance and securities lending. In the course of their respective business, Affiliates of the Investor may, directly or indirectly, hold long or short positions, trade and otherwise conduct such activities in or with respect to debt or equity securities or bank debt of, or derivative products relating to, the Company. Any such position will be created, and maintained, independently of the position the Investor takes in the Company. In addition, at any given time Affiliates of the Investor, including CF&CO, may have been or in the future be engaged by one or more entities that may be competitors with, or otherwise adverse to, the Company in matters unrelated to the transactions contemplated by the Transaction Documents, and Affiliates of the Investor, including CF&CO may have or may in the future provide investment banking or other services to the Company in matters unrelated to the transactions contemplated by the Transaction Documents. Activities of any of the Investor’s Affiliates performed on behalf of the Company may give rise to actual or apparent conflicts of interest given the Investor’s potentially competing interests with those of the Company. The Company expressly acknowledges the benefits it receives from the Investor’s participation in the transactions contemplated by the Transaction Documents, on the one hand, and the Investor’s Affiliates’ activities, if any, on behalf of the Company unrelated to the transactions contemplated by the Transaction Documents, on the other hand, and understands the conflict or potential conflict of interest that may arise in this regard, and has consulted with such independent advisors as it deems appropriate in order to understand and assess the risks associated with these potential conflicts of interest. Consistent with applicable legal and regulatory requirements, applicable Affiliates of the Investor have adopted policies and procedures to establish and maintain the independence of their research departments and personnel from their investment banking groups and the Investor. As a result, research analysts employed by Affiliates of the Investor may hold views, make statements or investment recommendations or publish research reports with respect to the Company or the transactions contemplated by the Transaction Documents that differ from the views of the Investor.

Section 5.47. Emerging Growth Company Status. From the time of the initial filing of the Company’s first registration statement with the Commission, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act.

ARTICLE VI

ADDITIONAL COVENANTS

The Company covenants with the Investor, and the Investor covenants with the Company, as follows, which covenants of one party are for the benefit of the other party, during the Investment Period (and with respect to the Company, for the period following the termination of this Agreement specified in Section 8.3 pursuant to and in accordance with Section 8.3):

Section 6.1. Securities Compliance. The Company shall notify the Commission and the Principal Market, if and as applicable, in accordance with their respective rules and regulations, of the transactions contemplated by the Transaction Documents, and shall use its reasonable best efforts to take all necessary action, undertake all proceedings and obtain all registrations, permits, consents and approvals that are required for the legal and valid issuance of the Shares to the Investor in accordance with the terms of the Transaction Documents, as applicable.

Section 6.2. Reservation of Ordinary Shares. The Company has available and shall reserve and keep available at all times, free of preemptive and other similar rights of shareholders, the requisite aggregate number of authorized but unissued Ordinary Shares to enable the Company to timely effect the issuance and sale of all Shares to be issued and sold in respect of each VWAP Purchase effected under this Agreement, at least prior to the delivery by the Company to the Investor of the applicable VWAP Purchase Notice in connection with such VWAP Purchase. Without limiting the generality of the foregoing, as of the Commencement Date the Company shall have reserved, out of its authorized and unissued Ordinary Shares, a number of Ordinary Shares equal to the Exchange Cap solely for the purpose of effecting VWAP Purchases under this Agreement. The number of Ordinary Shares so reserved for the purpose of effecting VWAP Purchases under this Agreement may be increased from time to time by the Company from and after the Commencement Date, and such number of reserved shares may be reduced from and after the Commencement Date only by the number of Shares actually issued and sold to the Investor pursuant to any VWAP Purchase effected from and after the Commencement Date pursuant to this Agreement.

Section 6.3. Registration and Listing. During the Investment Period, the Company shall use its reasonable best efforts to cause the Ordinary Shares to continue to be registered as a class of securities under Sections 12(b) of the Exchange Act, and to comply with its reporting and filing obligations under the Exchange Act, and shall not take any action or file any document (whether or not permitted by the Securities Act or the Exchange Act) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company shall use its reasonable best efforts to continue the listing and trading of its Ordinary Shares and the listing of the Shares purchased by the Investor hereunder on the Principal Market and to comply with the Company’s reporting, filing and other obligations under the rules and regulations of the Principal Market. The Company shall not take any action which could be reasonably expected to result in the delisting or suspension of the Ordinary Shares on the Principal Market (other than in connection with the listing or quotation of the Ordinary Shares on an Alternative Market). If the Company receives any final and non-appealable notice that the listing or quotation of the Ordinary Shares on the Principal Market shall be terminated on a date certain, the Company shall promptly (and in any case within 24 hours) notify the Investor of such fact in writing and shall use its reasonable best efforts to cause the Ordinary Shares to be listed or quoted on another Principal Market.

Section 6.4. Compliance with Laws.

(i) During the Investment Period, the Company shall comply with applicable provisions of the Securities Act and the Exchange Act, including Regulation M thereunder, applicable state securities or “Blue Sky” laws, and applicable listing rules of the Principal Market, in connection with the transactions contemplated by this Agreement and the Registration Rights Agreement, except as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of the Company to enter into and perform its obligations under this Agreement in any material respect or for the Investor to conduct resales of Shares under the Registration Statement in any material respect.

(ii) The Investor shall comply with all laws, rules, regulations and orders applicable to the performance by it of its obligations under this Agreement and its investment in the Shares, except as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of the Investor to enter into and perform its obligations under this Agreement in any material respect. Without limiting the foregoing, the Investor shall comply with all applicable provisions of the Securities Act and the Exchange Act, including Regulation M thereunder, and all applicable state securities or “Blue Sky” laws, in connection with the transactions contemplated by this Agreement and the Registration Rights Agreement.

Section 6.5. Keeping of Records and Books of Account; Due Diligence.

(i) The Investor and the Company shall each maintain records showing the remaining Total Commitment, the remaining Aggregate Limit and the dates and VWAP Purchase Share Amount for each VWAP Purchase.

(ii) Subject to the requirements of Section 6.12, from time to time from and after the Signing Date, the Company shall make available for inspection and review by the Investor during normal business hours and after reasonable advanced notice, customary documentation reasonably requested by the Investor and/or its appointed counsel or advisors to conduct due diligence.

Section 6.6. No Frustration; No Similar Transactions.

(i) No Frustration. The Company shall not enter into, announce or recommend to its shareholders any agreement, plan, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability or right of the Company to perform its obligations under the Transaction Documents to which it is a party, including, without limitation, the obligation of the Company to issue (a) the Commitment Shares to the Investor in accordance with Section 10.1(ii), and (b) the Shares to the Investor in respect of a VWAP Purchase not later than the applicable Share Issuance Deadline. For the avoidance of doubt, nothing in this Section 6.6(i) shall in any way limit the Company’s right to terminate this Agreement in accordance with Section 8.2 (subject in all cases to Section 8.3).

(ii) No Similar Transactions. The Company shall not effect or enter into an agreement to effect an “equity line of credit,” “at-the-market offering,” “equity distribution program” or any similar transaction whereby the Company may issue or sell Ordinary Shares or Ordinary Share Equivalents at a future determined price, other than in connection with an Exempt Issuance. The Investor shall be entitled to seek injunctive relief against the Company and its Subsidiaries to preclude any such issuance, which remedy shall be in addition to any right to collect damages, without the necessity of showing economic loss and without any bond or other security being required.

Section 6.7. Corporate Existence. The Company shall take all steps necessary to preserve and continue the corporate existence of the Company; provided, however, that, except as provided in Section 6.8, nothing in this Agreement shall be deemed to prohibit the Company from engaging in any Fundamental Transaction with another Person. For the avoidance of doubt, nothing in this Section 6.7 shall in any way limit the Company’s right to terminate this Agreement in accordance with Section 8.2 (subject in all cases to Section 8.3).

Section 6.8. Fundamental Transaction. If a VWAP Purchase Notice has been delivered to the Investor and the transactions contemplated therein have not yet been fully settled in accordance with the terms and conditions of this Agreement, the Company shall not effect any Fundamental Transaction until the expiration of five (5) Trading Days following the date of full settlement thereof and the issuance to the Investor of all of the Shares issuable pursuant to the VWAP Purchase to which such VWAP Purchase Notice relates.

Section 6.9. Selling Restrictions.

(i) Except as expressly set forth below, the Investor covenants that from and after the Signing Date through and including the Trading Day next following the expiration or termination of this Agreement as provided in Article VIII (the “Restricted Period”), none of the Investor or any entity managed or controlled by the Investor (collectively, the “Restricted Persons” and each of the foregoing is referred to herein as a “Restricted Person”) shall, directly or indirectly, (a) engage in any Short Sales of Ordinary Shares or (b) hedging transaction, which establishes a net short position with respect to the Ordinary Shares, with respect to each of clauses (a) and (b) hereof, for the principal account of any Restricted Person. Notwithstanding the foregoing, it is expressly understood and agreed that nothing contained herein shall (without implication that the contrary would otherwise be true) prohibit any Restricted Person during the Restricted Period from: (x) selling “long” (as defined under Rule 200 promulgated under Regulation SHO) the Shares; or (y) selling a number of Ordinary Shares equal to the number of Shares that such Restricted Person is unconditionally obligated to purchase under a pending VWAP Purchase Notice but has not yet received from the Company or the Transfer Agent pursuant to this Agreement, so long as (1) such Restricted Person (or the Broker-Dealer, as applicable) transfers the Shares purchased pursuant to such VWAP Purchase Notice to the purchaser thereof or the applicable Broker-Dealer promptly upon such Restricted Person’s receipt of such Shares from the Company in accordance with Section 3.2 and (2) neither the Company nor the Transfer Agent shall have failed for any reason to issue such Shares to the Investor or its Broker-Dealer so that such Shares are received by the Investor as DWAC Shares by the applicable Share Issuance Deadline.

(ii) In addition to the foregoing, in connection with any sale of Shares (including any sale permitted by paragraph (i) above), the Investor shall comply in all respects with all applicable laws, rules, regulations and orders, including, without limitation, the requirements of the Securities Act and the Exchange Act.

Section 6.10. Effective Registration Statement. During the Investment Period, the Company shall use its reasonable best efforts to maintain the continuous effectiveness of the Initial Registration Statement and each New Registration Statement filed with the Commission under the Securities Act for the applicable Registration Period pursuant to and in accordance with the Registration Rights Agreement.

Section 6.11. Blue Sky. The Company shall take such action, if any, as is necessary by the Company in order to obtain an exemption for or to qualify the Shares for sale by the Company to the Investor pursuant to the Transaction Documents, and at the request of the Investor, the subsequent resale of Registrable Securities by the Investor, in each case, under applicable state securities or “Blue Sky” laws and shall provide evidence of any such action so taken to the Investor from time to time following the Closing Date; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6.11, (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction.

Section 6.12. Non-Public Information. Neither the Company or any of its Subsidiaries, nor any of their respective directors, officers, employees or agents shall disclose any material non-public information about the Company to the Investor during any VWAP Purchase Period, unless a simultaneous public announcement thereof is made by the Company in the manner contemplated by Regulation FD. In the event of a breach of the foregoing covenant by the Company or any of its Subsidiaries, or any of their respective directors, officers, employees and agents (as determined in the reasonable good faith judgment of the Investor), (i) the Investor shall promptly provide written notice of such breach to the Company and (ii) after such notice has been provided to the Company and, provided that the Company shall have failed to demonstrate to the Investor in writing within 24 hours that such information does not constitute material non-public information or the Company shall have failed to publicly disclose such material non-public information within 24 hours following demand therefor by the Investor, in addition to any other remedy provided herein or in the other Transaction Documents, if the Investor is holding any Shares at the time of the disclosure of material non-public information, the Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material non-public information without the prior approval by the Company, any of its Subsidiaries, or any of their respective directors, officers, employees or agents. The Investor shall not have any liability to the Company, any of its Subsidiaries, or any of their respective directors, officers, employees, shareholders or agents, for any such disclosure in compliance with this Section 6.12.

Section 6.13. Broker/Dealer. The Investor shall use one or more broker-dealers to effectuate all sales, if any, of the Shares that it may purchase or otherwise acquire from the Company pursuant to the Transaction Documents, as applicable, which (or whom) shall be a DTC participant (collectively, the “Broker-Dealer”). The Investor shall, from time to time, provide the Company and the Transfer Agent with all information regarding the Broker-Dealer reasonably requested by the Company and the Transfer Agent. The Investor shall be solely responsible for all fees and commissions of the Broker-Dealer (if any), which shall not exceed customary brokerage fees and commissions and shall be responsible for designating only a DTC participant eligible to receive DWAC Shares.

Section 6.14. Disclosure Schedule.

(i) The Company may provide to the Investor, and from time to time update, a disclosure schedule (the “Disclosure Schedule”) as may be required to satisfy the conditions set forth in Section 7.2(ii) and Section 7.3(i) (to the extent such condition set forth in Section 7.3(i) relates to the condition in Section 7.2(ii) as of a specific VWAP Purchase Condition Satisfaction Time). For purposes of this Section 6.14, any disclosure made in a schedule to a Compliance Certificate shall be deemed to be an update of the Disclosure Schedule. Notwithstanding anything in this Agreement to the contrary, no update to the Disclosure Schedule pursuant to this Section 6.14 shall cure any breach of a representation or warranty of the Company contained in this Agreement and made prior to the applicable update and shall not affect any of the Investor’s rights or remedies with respect thereto.

(ii) Notwithstanding anything to the contrary contained in the Disclosure Schedule or this Agreement, the information and disclosure contained in any Schedule of the Disclosure Schedule shall be deemed to be disclosed and incorporated by reference in any other Schedule of the Disclosure Schedule as though fully set forth in such Schedule for which applicability of such information and disclosure is readily apparent on its face. The fact that any item of information is disclosed in the Disclosure Schedule shall not be construed to mean that such information is required to be disclosed by this Agreement. Except as expressly set forth in this Agreement, such information and the thresholds (whether based on quantity, qualitative characterization, dollar amounts or otherwise) set forth herein shall not be used as a basis for interpreting the terms “material” or “Material Adverse Effect” or other similar terms in this Agreement.

Section 6.15. Delivery of Bring-Down Opinions and Compliance Certificates Upon Occurrence of Certain Events. Within three (3) Trading Days immediately following each time the Company files or furnishes, as applicable (i) an Annual Report on Form 20-F under the Exchange Act (including any Form 20-F/A containing amended financial information or a material amendment to the previously filed Form 20-F); (ii) interim financial information on Form 6-K under the Exchange Act; (iii) a report on Form 6-K containing amended financial information under the Exchange Act; or (iv) the Initial Registration Statement, any New Registration Statement, or any supplement or post-effective amendment thereto, and in any case, not more than once per calendar quarter, the Company shall (a) deliver to the Investor a compliance certificate substantially in the form attached hereto as Exhibit C (a “Compliance Certificate”), dated as of such date, (b) cause to be furnished to the Investor (1) opinions from U.S., Cayman Islands and Chinese outside counsel to the Company and (2) a negative assurance letter from U.S. outside counsel to the Company, in each case in form and substance reasonably satisfactory to the Investor (each such document, a “Bring-Down Opinion”) and (c) cause to be furnished to the Investor a comfort letter or letters from the independent registered public accounting firm or firms (in the case of a post-effective amendment, only if such amendment contains amended or new financial information) whose reports are included or incorporated by reference therein, modified, as necessary, to address such new financial information or relate to such Registration Statement or post-effective amendment, or the Prospectus contained therein as then amended or supplemented by such Prospectus Supplement, as applicable, and in form and substance satisfactory to the Investor in its good faith judgment (each, a “Bring-Down Comfort Letter”).

ARTICLE VII

CONDITIONS TO CLOSING, COMMENCEMENT

AND VWAP PURCHASES

Section 7.1. Conditions Precedent to Closing. The satisfaction of each of the conditions set forth in this Section 7.1 on the Closing Date shall constitute the Closing.

(i) Accuracy of the Investor’s Representations and Warranties. The representations and warranties of the Investor contained in this Agreement (a) that are not qualified by “materiality” shall have been true and correct in all material respects as of the Signing Date and shall be true and correct in all material respects as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall have been or be, as applicable, true and correct in all material respects as of such other date and (b) that are qualified by “materiality” shall have been true and correct as of the Signing Date and shall be true and correct as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall have been or be, as applicable, true and correct as of such other date.

(ii) Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company contained in this Agreement (a) that are not qualified by “materiality” or “Material Adverse Effect” shall have been true and correct in all material respects as of the Signing Date and shall be true and correct in all material respects as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall have been or be, as applicable, true and correct in all material respects as of such other date and (b) that are qualified by “materiality” or “Material Adverse Effect” shall have been true and correct as of the Signing Date and shall be true and correct as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall have been or be, as applicable, true and correct as of such other date.

(iii)  Issuance of Commitment Shares. The Company shall have issued to the Investor, and the Investor shall have received, the Commitment Shares in accordance with Section 10.1(ii), all of which Commitment Shares shall be fully earned and non-refundable as of the Closing Date, regardless of whether any VWAP Purchases are made or settled hereunder or any subsequent termination of this Agreement.

(iv) Closing Deliverables. The Investor’s counsel shall have received (a) the opinions of U.S. and Cayman Islands outside counsel to the Company, dated as of the Closing Date, in form and substance reasonably satisfactory to the Investor, and (b) a Compliance Certificate, dated as of the Closing Date, except that such Compliance Certificate need only contain clauses (1)-(3) thereof.

(v) Current Report. The Current Report shall have been filed with the Commission as required pursuant to Section 2.3.

(vi) Merger Closing. The Merger Closing shall have occurred on or prior to the Closing Date.

Section 7.2. Conditions Precedent to Commencement. The right of the Company to commence delivering VWAP Purchase Notices under this Agreement, and the obligation of the Investor to accept VWAP Purchase Notices delivered to the Investor by the Company under this Agreement, are subject to the initial satisfaction, at Commencement, of each of the conditions set forth in this Section 7.2.

(i) Accuracy of the Investor’s Representations and Warranties. The representations and warranties of the Investor contained in this Agreement (a) that are not qualified by “materiality” or “Material Adverse Effect” shall have been true and correct in all material respects as of the Signing Date and the Closing Date and shall be true and correct in all material respects as of the Commencement Date with the same force and effect as if made on such date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall have been or be, as applicable, true and correct in all material respects as of such other date and (b) that are qualified by “materiality” or “Material Adverse Effect” shall have been true and correct as of the Signing Date and the Closing Date and shall be true and correct as of the Commencement Date with the same force and effect as if made on such date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall have been or be, as applicable, true and correct as of such other date.

(ii) Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company contained in this Agreement (a) that are not qualified by “materiality” or “Material Adverse Effect” shall have been true and correct in all material respects as of the Signing Date and the Closing Date and shall be true and correct in all material respects as of the Commencement Date with the same force and effect as if made on such date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall have been or be, as applicable, true and correct in all material respects as of such other date and (b) that are qualified by “materiality” or “Material Adverse Effect” shall have been true and correct as of the Signing Date and the Closing Date and shall be true and correct as of the Commencement Date with the same force and effect as if made on such date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall have been and be, as applicable, true and correct as of such other date.

(iii) Performance of the Company. The Closing shall have occurred and the Company shall have performed, satisfied and complied in all material respects with all other covenants, agreements and conditions required by this Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by the Company at or prior to the Commencement. The Company shall deliver to the Investor a Compliance Certificate dated as of the Commencement Date.

(iv) Initial Registration Statement Effective. The Initial Registration Statement covering the resale by the Investor of the Registrable Securities included therein required to be filed by the Company with the Commission pursuant to Section 2(a) of the Registration Rights Agreement shall have become effective under the Securities Act, and the Investor shall be permitted to utilize the Prospectus therein to resell all of the Commitment Shares and the Shares included in such Prospectus.

(v) No Material Notices. None of the following events shall have occurred and be continuing: (a) receipt of any request by the Commission or any other federal or state governmental authority for any additional information relating to the Initial Registration Statement, the Prospectus contained therein or any Prospectus Supplement thereto, or for any amendment of or supplement to the Initial Registration Statement, the Prospectus contained therein or any Prospectus Supplement thereto; (b) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Initial Registration Statement or prohibiting or suspending the use of the Prospectus contained therein or any Prospectus Supplement thereto, or of the suspension of qualification or exemption from qualification of the Shares for offering or sale in any jurisdiction, or the initiation or contemplated initiation of any proceeding for such purpose; (c) the objection of FINRA to the terms of the transactions contemplated by the Transaction Documents; or (d) the occurrence of any event or the existence of any condition or state of facts, which makes any statement of a material fact made in the Initial Registration Statement, the Prospectus contained therein or any Prospectus Supplement thereto untrue or which requires the making of any additions to or changes to the statements then made in the Initial Registration Statement, the Prospectus contained therein or any Prospectus Supplement thereto in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of the Prospectus or any Prospectus Supplement, in the light of the circumstances under which they were made) not misleading, or which requires an amendment to the Initial Registration Statement or a supplement to the Prospectus contained therein or any Prospectus Supplement thereto to comply with the Securities Act or any other law. The Company shall have no Knowledge of any event that could reasonably be expected to have the effect of causing the suspension of the effectiveness of the Initial Registration Statement or the prohibition or suspension of the use of the Prospectus contained therein or any Prospectus Supplement thereto in connection with the resale of the Registrable Securities by the Investor.

(vi) Other Commission Filings. The final Prospectus included in the Initial Registration Statement shall have been filed with the Commission prior to Commencement in accordance with Section 2.3 and the Registration Rights Agreement. All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the Commission pursuant to the reporting requirements of the Exchange Act, including all material required to have been filed pursuant to Section 13(a) or 15(d) of the Exchange Act, prior to Commencement shall have been filed with the Commission.

(vii) No Suspension of Trading in or Notice of Delisting of the Ordinary Shares. Trading in the Ordinary Shares shall not have been suspended by the Commission, the Principal Market or FINRA (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Commencement Date), the Company shall not have received any final and non-appealable notice that the listing or quotation of the Ordinary Shares on the Principal Market shall be terminated on a date certain (unless, prior to such date certain, the Ordinary Shares are listed or quoted on any Alternative Market), nor shall there have been imposed any suspension of, or restriction on, accepting additional deposits of the Ordinary Shares, electronic trading or book-entry services by DTC with respect to the Ordinary Shares that is continuing, the Company shall not have received any notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Ordinary Shares, electronic trading or book-entry services by DTC with respect to the Ordinary Shares is being imposed or is contemplated (unless, prior to such suspension or restriction, DTC shall have notified the Company in writing that DTC has determined not to impose any such suspension or restriction).

(viii) Compliance with Laws. The Company shall have complied with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, including, without limitation, having obtained all permits and qualifications required by any applicable state securities or “Blue Sky” laws for the offer and sale of the Shares by the Company to the Investor and the subsequent resale of the Registrable Securities by the Investor (or having the availability of exemptions therefrom).

(ix) No Injunction. No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the Transaction Documents.

(x) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any court or governmental authority shall have been commenced, and no inquiry or investigation by any governmental authority shall have been commenced, against the Company or any Subsidiary, or any of the officers, directors or Affiliates of the Company or any Subsidiary, seeking to restrain, prevent or change the transactions contemplated by the Transaction Documents, or seeking material damages in connection with such transactions.

(xi) Listing of Shares. All of the Shares that have been and may be issued pursuant to this Agreement shall have been approved for listing or quotation on the Principal Market as of the Commencement Date, subject only to notice of issuance.

(xii) No Material Adverse Effect. No condition, occurrence, state of facts or event constituting a Material Adverse Effect shall have occurred and be continuing.

(xiii) No Bankruptcy Proceedings. No Person shall have commenced a proceeding against the Company pursuant to or within the meaning of any Bankruptcy Law. The Company shall not have, pursuant to or within the meaning of any Bankruptcy Law, (a) commenced a voluntary case, (b) consented to the entry of an order for relief against it in an involuntary case, (c) consented to the appointment of a Custodian of the Company or for all or substantially all of its property, or (d) made a general assignment for the benefit of its creditors. A court of competent jurisdiction shall not have entered an order or decree under any Bankruptcy Law that (1) is for relief against the Company in an involuntary case, (2) appoints a Custodian of the Company or for all or substantially all of its property, or (3) orders the liquidation of the Company or any of its Subsidiaries.

(xiv) Delivery of Commencement Irrevocable Transfer Agent Instructions and Notice of Effectiveness. The Commencement Irrevocable Transfer Agent Instructions shall have been executed by the Company and delivered to and acknowledged in writing by the Transfer Agent, and the Notice of Effectiveness relating to the Initial Registration Statement shall have been executed by the Company’s outside counsel and delivered to the Transfer Agent, in each case directing the Transfer Agent to issue to the Investor or its designated Broker-Dealer all of the Shares included in the Initial Registration Statement as DWAC Shares in accordance with this Agreement and the Registration Rights Agreement.

(xv) Reservation of Shares. As of the Commencement Date, the Company shall have reserved out of its authorized and unissued Ordinary Shares a number of Ordinary Shares equal to the Exchange Cap solely for the purpose of effecting VWAP Purchases under this Agreement.

(xvi) Opinions and Negative Assurance of Company Counsel. On the Commencement Date, the Investor shall have received (a) opinions from U.S., Cayman Islands and Chinese outside counsel to the Company and (b) a negative assurance letter from U.S. outside counsel to the Company, in each case dated the Commencement Date and in form and substance reasonably satisfactory to the Investor.

(xvii) Comfort Letters. The Investor shall have received a comfort letter or letters, in form and substance satisfactory to the Investor in its good faith judgment, from the independent registered public accounting firm or firms whose reports are included or incorporated by reference in the Registration Statement and the Prospectus, and any Prospectus Supplement, with respect to the audited and unaudited financial statements (if any) and certain financial information contained therein, in each case dated as of the Commencement Date (except that the specific date referred to therein for the carrying out of procedures shall be no more than three (3) business days prior to the Commencement Date).

(xviii) FINRA. On or prior to the Commencement Date, FINRA shall have confirmed in writing that it has no objection with respect to the fairness and reasonableness of the terms and arrangements of the transactions contemplated by the Transaction Documents.

(xix) Qualified Independent Underwriter. If the Investor reasonably determines that a Qualified Independent Underwriter must participate in the transactions contemplated by the Transaction Documents in order for such transactions to comply with FINRA’s rules, the Company and the Investor shall have executed such documentation as may reasonably be required to engage a Qualified Independent Underwriter to participate in such transactions.

Section 7.3. Conditions Precedent to VWAP Purchases after Commencement Date. The right of the Company to deliver VWAP Purchase Notices under this Agreement after the Commencement Date, and the obligation of the Investor to accept VWAP Purchase Notices under this Agreement after the Commencement Date, are subject to the satisfaction of each of the conditions set forth in this Section 7.3 at the applicable VWAP Purchase Commencement Time for the VWAP Purchase to be effected pursuant to the applicable VWAP Purchase Notice timely delivered by the Company to the Investor in accordance with this Agreement (each such time, a “VWAP Purchase Condition Satisfaction Time”).

(i) Satisfaction of Certain Prior Conditions. Each of the conditions set forth in subsections (i), (ii), (iii), (viii) through (xv) and (xix) set forth in Section 7.2 shall be satisfied at the applicable VWAP Purchase Condition Satisfaction Time after the Commencement Date (with the terms “Commencement” and “Commencement Date” in the conditions set forth in subsections (i) through (iii) of Section 7.2 replaced with “applicable VWAP Purchase Condition Satisfaction Time”); provided, however, that the Company shall not be required to deliver the Compliance Certificate after the Commencement Date, except as provided in Section 6.15 and Section 7.3(x).

(ii) Initial Registration Statement Effective. The Initial Registration Statement covering the resale by the Investor of the Registrable Securities included therein filed by the Company with the Commission pursuant to Section 2(a) of the Registration Rights Agreement, and any post-effective amendment thereto required to be filed by the Company with the Commission after the Commencement Date and prior to the applicable VWAP Purchase Date pursuant to the Registration Rights Agreement, in each case shall have become effective under the Securities Act and shall remain effective for the applicable Registration Period, and the Investor shall be permitted to utilize the Prospectus therein, and any Prospectus Supplement thereto, to resell all of the Commitment Shares and the Shares included in the Initial Registration Statement, and any post-effective amendment thereto, that have been issued and sold to the Investor hereunder pursuant to all VWAP Purchase Notices delivered by the Company to the Investor prior to such applicable VWAP Purchase Date and all of the Shares included in the Initial Registration Statement, and any post-effective amendment thereto, that are issuable pursuant to the applicable VWAP Purchase Notice delivered by the Company to the Investor with respect to a VWAP Purchase to be effected hereunder on such applicable VWAP Purchase Date.

(iii) Any Required New Registration Statement Effective. Any New Registration Statement covering the resale by the Investor of the Registrable Securities included therein, and any post-effective amendment thereto, required to be filed by the Company with the Commission pursuant to the Registration Rights Agreement after the Commencement Date and prior to the applicable VWAP Purchase Date, in each case shall have become effective under the Securities Act and shall remain effective for the applicable Registration Period, and the Investor shall be permitted to utilize the Prospectus therein, and any Prospectus Supplement thereto, to resell (a) all of the Commitment Shares and the Shares included in such New Registration Statement, and any post-effective amendment thereto, that have been issued and sold to the Investor hereunder pursuant to all VWAP Purchase Notices delivered by the Company to the Investor prior to such applicable VWAP Purchase Date and (b) all of the Shares included in such new Registration Statement, and any post-effective amendment thereto, that are issuable pursuant to the applicable VWAP Purchase Notice delivered by the Company to the Investor with respect to a VWAP Purchase to be effected hereunder on such applicable VWAP Purchase Date.

(iv) Delivery of Subsequent Irrevocable Transfer Agent Instructions and Notice of Effectiveness. With respect to any post-effective amendment to the Initial Registration Statement, any New Registration Statement or any post-effective amendment to any New Registration Statement, in each case becoming effective after the Commencement Date, the Company shall have delivered or caused to be delivered to the Transfer Agent (a) irrevocable instructions in the form substantially similar to the Commencement Irrevocable Transfer Agent Instructions executed by the Company and acknowledged in writing by the Transfer Agent and (b) the Notice of Effectiveness, in each case modified as necessary to refer to such Registration Statement or post-effective amendment and the Registrable Securities included therein, to issue the Registrable Securities included therein as DWAC Shares in accordance with the terms of this Agreement and the Registration Rights Agreement.

(v) No Material Notices. None of the following events shall have occurred and be continuing: (a) receipt of any request by the Commission or any other federal or state governmental authority for any additional information relating to the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto, or for any amendment of or supplement to the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto; (b) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or prohibiting or suspending the use of the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto, or of the suspension of qualification or exemption from qualification of the Shares for offering or sale in any jurisdiction, or the initiation or contemplated initiation of any proceeding for such purpose; (c) the objection of FINRA to the terms of the transactions contemplated by the Transaction Documents; or (d) the occurrence of any event or the existence of any condition or state of facts, which makes any statement of a material fact made in the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto untrue or which requires the making of any additions to or changes to the statements then made in the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of the Prospectus or any Prospectus Supplement, in the light of the circumstances under which they were made) not misleading, or which requires an amendment to the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto to comply with the Securities Act or any other law (other than the transactions contemplated by the applicable VWAP Purchase Notice delivered by the Company to the Investor with respect to a VWAP Purchase to be effected hereunder on such applicable VWAP Purchase Date and the settlement thereof). The Company shall have no Knowledge of any event that could reasonably be expected to have the effect of causing the suspension of the effectiveness of the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the prohibition or suspension of the use of the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto in connection with the resale of the Registrable Securities by the Investor.

(vi) Other Commission Filings. The final Prospectus included in any post-effective amendment to the Initial Registration Statement, and any Prospectus Supplement thereto, required to be filed by the Company with the Commission pursuant to Section 2.3 and the Registration Rights Agreement after the Commencement Date and prior to the applicable VWAP Purchase Date, shall have been filed with the Commission in accordance with Section 2.3 and the Registration Rights Agreement. The final Prospectus included in any New Registration Statement and in any post-effective amendment thereto, and any Prospectus Supplement thereto, required to be filed by the Company with the Commission pursuant to Section 2.3 and the Registration Rights Agreement after the Commencement Date and prior to the applicable VWAP Purchase Date, shall have been filed with the Commission in accordance with Section 2.3 and the Registration Rights Agreement. All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the Commission pursuant to the reporting requirements of the Exchange Act, including all material required to have been filed pursuant to Section 13(a) or 15(d) of the Exchange Act, after the Commencement Date and prior to the applicable VWAP Purchase Date, shall have been filed with the Commission.

(vii) No Suspension of Trading in or Notice of Delisting of the Ordinary Shares. Trading in the Ordinary Shares shall not have been suspended by the Commission, the Principal Market or FINRA (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the applicable VWAP Purchase Date); the Company shall not have received any final and non-appealable notice that the listing or quotation of the Ordinary Shares on the Principal Market shall be terminated on a date certain (unless, prior to such date certain, the Ordinary Shares are listed or quoted on any Alternative Market); there shall not have been imposed any suspension of, or restriction on, accepting additional deposits of the Ordinary Shares, electronic trading or book-entry services by DTC with respect to the Ordinary Shares that is continuing; and the Company shall not have received any notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Ordinary Shares, electronic trading or book-entry services by DTC with respect to the Ordinary Shares is being imposed or is contemplated (unless, prior to such suspension or restriction, DTC shall have notified the Company in writing that DTC has determined not to impose any such suspension or restriction).

(viii) Certain Limitations. The issuance and sale of the Shares issuable pursuant to the applicable VWAP Purchase Notice shall not (a) exceed the applicable VWAP Purchase Maximum Amount, (b) cause the Aggregate Limit or the Beneficial Ownership Limitation to be exceeded, or (c) cause the Exchange Cap (to the extent applicable under Section 3.3) to be exceeded, unless in the case of this clause (c), the Company’s shareholders have theretofore approved the issuance of Ordinary Shares under this Agreement in excess of the Exchange Cap in accordance with the applicable rules of the Principal Market.

(ix) Shares Authorized and Issued. All of the Shares issuable pursuant to the applicable VWAP Purchase Notice shall have been duly authorized by all necessary corporate action of the Company. All Shares relating to all prior VWAP Purchase Notices required to have been received by the Investor as DWAC Shares under this Agreement prior to the applicable VWAP Purchase Condition Satisfaction Time for the applicable VWAP Purchase shall have been issued to the Investor as DWAC Shares in accordance with this Agreement.

(x) Bring-Down Opinions of Company Counsel, Bring-Down Comfort Letters and Compliance Certificates. The Investor shall have received (a) all Bring-Down Opinions which the Company was obligated to instruct its outside counsel to deliver prior to the applicable VWAP Purchase Condition Satisfaction Time for the applicable VWAP Purchase, (b) all Bring-Down Comfort Letters which the Company was obligated to instruct delivery of prior to the applicable VWAP Purchase Condition Satisfaction Time for the applicable VWAP Purchase, and (c) all Compliance Certificates which the Company was obligated to deliver prior to the applicable VWAP Purchase Condition Satisfaction Time for the applicable VWAP Purchase, in each case in accordance with Section 6.15.

(xi) Material Non-Public Information. Neither the Company nor, in the Investor’s sole discretion, the Investor, shall be in possession of any material non-public information concerning the Company.

ARTICLE VIII

TERMINATION

Section 8.1. Automatic Termination. Unless earlier terminated as provided hereunder, this Agreement shall terminate automatically on the earliest to occur of (i) the first (1st) day of the month next following the 36-month anniversary of the Effective Date of the Initial Registration Statement (it being hereby acknowledged and agreed that such term may not be extended by the parties hereto), (ii) the date on which the Investor shall have purchased the Total Commitment worth of Shares pursuant to this Agreement, (iii) the date on which the Ordinary Shares shall have failed to be listed or quoted on the Principal Market or any Alternative Market after Commencement, (iv) the date on which, pursuant to or within the meaning of any Bankruptcy Law, (a) the Company commences a voluntary case, (b) a Custodian is appointed for the Company or for all or substantially all of its property, (c) the Company makes a general assignment for the benefit of its creditors, or (d) a court of competent jurisdiction enters an order or decree for relief against the Company in an involuntary case or the liquidation of the Company or any of its Subsidiaries, and (v) the termination of the Merger Agreement prior to the Merger Closing.

Section 8.2. Other Termination. Subject to Section 8.3, the Company may terminate this Agreement after the Commencement Date effective upon three (3) Trading Days’ prior written notice to the Investor in accordance with Section 10.4; provided, however, that (i) the Company shall have issued the Commitment Shares to the Investor required to be issued to the Investor pursuant to Section 10.1(ii) prior to such termination, and (ii) prior to issuing any press release, or making any public statement or announcement, with respect to such termination, the Company shall consult with the Investor and its counsel on the form and substance of such press release or other disclosure. Subject to Section 8.3, this Agreement may be terminated at any time by the mutual written consent of the parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent. Subject to Section 8.3, the Investor shall have the right to terminate this Agreement effective upon three (3) Trading Days’ prior written notice to the Company, which notice shall be made in accordance with Section 10.4, if: (a) any condition, occurrence, state of facts or event constituting a Material Adverse Effect has occurred and is continuing; (b) a Fundamental Transaction shall have occurred; (c) the Company is in breach or default in any material respect of any of its covenants and agreements in the Registration Rights Agreement, and, if such breach or default is capable of being cured, such breach or default is not cured within fifteen (15) Trading Days after notice of such breach or default is delivered to the Company pursuant to Section 10.4; (d) while a Registration Statement, or any post-effective amendment thereto, is required to be maintained effective pursuant to the terms of the Registration Rights Agreement and the Investor holds any Registrable Securities, the effectiveness of such Registration Statement, or any post-effective amendment thereto, lapses for any reason (including, without limitation, the issuance of a stop order by the Commission) or such Registration Statement or any post-effective amendment thereto, the Prospectus contained therein or any Prospectus Supplement thereto otherwise becomes unavailable to the Investor for the resale of all of the Registrable Securities included therein in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of forty-five (45) consecutive Trading Days or for more than an aggregate of ninety (90) Trading Days in any three-hundred-and-sixty-five (365)-day period, other than due to acts of the Investor; (e) trading in the Ordinary Shares on the Principal Market shall have been suspended and such suspension continues for a period of five (5) consecutive Trading Days; or (f) the Company is in material breach or default of any of its covenants and agreements contained in this Agreement, and, if such breach or default is capable of being cured, such breach or default is not cured within fifteen (15) Trading Days after notice of such breach or default is delivered to the Company pursuant to Section 10.4. In addition, the Investor shall have the right to terminate this Agreement immediately if, on the seventh Trading Day following the Merger Closing, the aggregate market value of the outstanding voting and non-voting common equity (as defined in Rule 405 under the Securities Act) of the Company is less than $100 million (calculated by multiplying (x) the price at which the common equity of the Company closed on the Principal Market on such date by (y) the number of outstanding shares on such date) as of that date. Unless notification thereof is required elsewhere in this Agreement (in which case such notification shall be provided in accordance with such other provision), the Company shall promptly (but in no event later than 24 hours) notify the Investor (and, if required under applicable law, rule or regulation, including without limitation the applicable rules and regulations of the Principal Market, the Company shall publicly disclose such information in accordance with applicable law, rule and regulation) upon becoming aware of any of the events set forth in the third or fourth sentences of this Section 8.2.

Section 8.3. Effect of Termination. In the event of termination by the Company or the Investor (other than by mutual termination) pursuant to Section 8.2, written notice thereof shall forthwith be given to the other party as provided in Section 10.4 and the transactions contemplated by this Agreement shall be terminated without further action by either party. If this Agreement is terminated as provided in Section 8.1 or Section 8.2, this Agreement shall be of no further force and effect, except that (i) the provisions of Article V (Representations, Warranties and Covenants of the Company), Article IX (Indemnification), Article X (Miscellaneous) and this Article VIII (Termination) shall remain in full force and effect indefinitely notwithstanding such termination, and, (ii) so long as the Investor owns any Shares, the covenants and agreements of the Company contained in Article VI (Additional Covenants) shall remain in full force and notwithstanding such termination for a period of thirty (30) days following such termination. Notwithstanding anything in this Agreement to the contrary, no termination of this Agreement by any party shall (i) become effective prior to the second (2nd) Trading Day immediately following the date on which the purchase of Shares by the Investor pursuant to any pending VWAP Purchase has been fully settled, including, without limitation, the issuance by the Company to the Investor of all Shares purchased by the Investor pursuant to such pending VWAP Purchase as DWAC Shares, and the delivery by the Investor to the Company of the aggregate VWAP Purchase Price payable by the Investor for such Shares, in each case in accordance with the settlement procedures set forth in Section 3.2 (it being hereby acknowledged and agreed that no termination of this Agreement shall limit, alter, modify, change or otherwise affect any of the Company’s or the Investor’s rights or obligations under the Transaction Documents with respect to any pending VWAP Purchase that has not fully settled, and that the parties shall fully perform their respective obligations with respect to any such pending VWAP Purchase under the Transaction Documents), (ii) limit, alter, modify, change or otherwise affect the Company’s or the Investor’s rights or obligations under the Registration Rights Agreement, all of which shall survive any such termination, or (iii) affect the Commitment Shares issued or issuable to the Investor pursuant to Section 10.1(ii), it being hereby acknowledged and agreed that all of the Commitment Shares shall be fully earned by the Investor and shall be non-refundable as of the Closing Date, regardless of whether any VWAP Purchases are made or settled hereunder or any subsequent termination of this Agreement. Nothing in this Section 8.3 shall be deemed to release the Company or the Investor from any liability for any breach or default under this Agreement, the Registration Rights Agreement or any of the other Transaction Documents to which it is a party, or to impair the rights of the Company and the Investor to compel specific performance by the other party of its obligations under this Agreement, the Registration Rights Agreement or any of the other Transaction Documents to which it is a party.

ARTICLE IX

INDEMNIFICATION

Section 9.1. Indemnification of Investor. In consideration of the Investor’s execution and delivery of this Agreement and acquiring the Shares hereunder and in addition to all of the Company’s other obligations under the Transaction Documents to which it is a party, subject to the provisions of this Section 9.1, the Company shall, to the maximum extent permitted by applicable law, indemnify and hold harmless the Investor, its Affiliates and each of its and their respective directors, officers, shareholders, members, partners, employees, representatives and agents (and any other Person with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title), each Person, if any, who controls the Investor (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act), and the respective directors, officers, shareholders, members, partners, employees, representatives and agents (and any other Person with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) of such controlling Persons (each, an “Investor Party”), each of which shall be an express third-party beneficiary of this Article IX, from and against all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses (including all judgments, amounts paid in settlement, court costs, reasonable attorneys’ fees and costs of defense and investigation) (collectively, “Damages”) that any Investor Party may suffer or incur (a) as a result of, relating to or arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Commission Document (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any Commission Document, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this indemnity in clause (a) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission, or alleged untrue statement or omission in a Commission Document, made in reliance upon and in conformity with information furnished in writing to the Company by the Investor expressly for use in connection with the preparation of the Registration Statement, Prospectus or Prospectus Supplement or any such amendment thereof or supplement thereto (it being hereby acknowledged and agreed that the written information set forth on Exhibit C to the Registration Rights Agreement is the only written information furnished to the Company by or on behalf of the Investor expressly for use in any Registration Statement, Prospectus or Prospectus Supplement), (b) to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any Governmental Authority, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the written consent of the Company, which consent shall not unreasonably be delayed, conditioned or withheld, (c) in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Authority, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission (whether or not a party), to the extent that any such expense is not paid under clause (a) or (b) above, (d) as a result of, relating to or arising out of any breach by the Company of its representations, warranties, covenants or agreements under this Agreement, or (e) as a result of, relating to or arising out of any other action, suit, claim or proceeding against an Investor Party arising out of or otherwise in connection with the Transaction Documents (except solely to the extent in the case of this clause (e), to the extent any Damage is determined by a court of competent jurisdiction, not subject to further appeal, to have resulted primarily and directly from the bad faith or gross negligence of such Investor Party).

The Company shall reimburse any Investor Party promptly upon demand (with accompanying presentation of documentary evidence) for all legal and other costs and expenses reasonably incurred by such Investor Party in connection with (i) any action, suit, claim or proceeding, whether at law or in equity, to enforce compliance by the Company with any provision of the Transaction Documents or (ii) any other any action, suit, claim or proceeding, whether at law or in equity, with respect to which it is entitled to indemnification under this Section 9.1.

Section 9.2. Indemnification of the Company.

In consideration of the Company’s execution and delivery of this Agreement and sale of the Shares hereunder and in addition to all of the Investor’s other obligations under the Transaction Documents to which it is a party, subject to the provisions of this Section 9.2, the Investor shall, to the maximum extent permitted by applicable law, indemnify and hold harmless the Company and each of its directors, officers, shareholders, members, partners, employees, representatives and agents, each Person, if any, who controls the Investor (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act), and the respective directors, officers, shareholders, members, partners, employees, representatives and agents of such controlling Persons (each, a “Company Party”), each of which shall be an express third-party beneficiary of this Article IX, from and against Damages that any Company Party may suffer or incur in connection with the claims described in clauses (a), (b) and (c) of Section 9.1; provided that such indemnity shall only be required if the Damages occurred as a result of an untrue statement or omission, or alleged untrue statement or omission in a Commission Document, made in reliance upon and in conformity with information furnished in writing to the Company by the Investor expressly for use in connection with the preparation of the Registration Statement, Prospectus or Prospectus Supplement or any amendment thereof or supplement thereto (it being hereby acknowledged and agreed that the written information set forth on Exhibit C to the Registration Rights Agreement is the only written information furnished to the Company by or on behalf of the Investor expressly for use in any Registration Statement, Prospectus or Prospectus Supplement).

Section 9.3. Indemnification Procedures.

(i) Promptly after an Investor Party receives notice of a claim or the commencement of an action for which the Investor Party intends to seek indemnification under Section 9.1, the Investor Party will notify the Company in writing of the claim or commencement of the action, suit or proceeding; provided, however, that failure to notify the Company will not relieve the Company from liability under Section 9.1, unless and solely to the extent it has been materially prejudiced by the failure to give such notice as evidenced by the forfeiture by the Company of substantive rights or defenses. The Company will be entitled to participate in the defense of any claim, action, suit or proceeding as to which indemnification is being sought, and if the Company acknowledges in writing the obligation to indemnify the Investor Party against whom the claim or action is brought, the Company may (but will not be required to) assume the defense against the claim, action, suit or proceeding with counsel satisfactory to the Investor Party. After the Company notifies the Investor Party that the Company wishes to assume the defense of a claim, action, suit or proceeding, the Company will not be liable for any further legal or other expenses incurred by the Investor Party in connection with the defense against the claim, action, suit or proceeding unless (a) the employment of counsel by the Investor Party has been authorized in writing by the Company, (b) the Investor Party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or another Investor Party that are different from or in addition to those available to the Company, (c) a conflict or potential conflict exists (based on advice of counsel to the Investor Party) between an Investor Party and the Company (in which case the Company will not have the right to direct the defense of such action on behalf of the indemnified party) or (d) the Company has not in fact employed counsel to assume the defense of such action or counsel reasonably satisfactory to the indemnified party, in each case, within a reasonable time after receiving notice of the commencement of the action; in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the Company. It is understood that the Company shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm (plus local counsel) admitted to practice in such jurisdiction at any one time for all such similarly situated Investor Parties. The Company will not be liable for any settlement of any action effected without its prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. The Company shall not, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 9.3(i) (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (x) includes an express and unconditional release of each indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability arising out of such litigation, investigation, proceeding or claim and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(ii) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Article IX for any reason is held to be unavailable or insufficient to hold an Investor Party harmless, the Company and the Investor Party will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) to which the Company and the Investor Party may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Investor on the other hand. The relative benefits received by the Company on the one hand and the Investor Party on the other hand shall be deemed to be in the same proportion as the total net proceeds from the aggregate of all VWAP Purchase Amounts (before deducting expenses) received by the Company bear to the aggregate proceeds received by the Investor from the sale of Shares to bona fide third parties net of the aggregate VWAP Purchase Price paid to the Company therefore under this Agreement. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Investor Party, on the other hand, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Investor Party, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Investor agree that it would not be just and equitable if contributions pursuant to this Section 9.3(ii) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 9.3(ii) shall be deemed to include, for the purpose of this Section 9.3(ii), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 9.3(i) hereof. Notwithstanding the foregoing provisions of this Section 9.3(ii), the Investor shall not be required to contribute any amount in excess of the aggregate discount to the VWAP for all purchases made under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9.3(ii), any person who controls a party to this Agreement within the meaning of the Securities Act, any Affiliates of the Investor Party and any officers, directors, partners, employees or agents of the Investor Party or any of its Affiliates, will have the same rights to contribution as that party, and each director of the Company and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 9.3(ii), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 9.3(ii) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. No party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 9.3(i).

(iii) The remedies provided for in this Article IX are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Investor Party at law or in equity. To the extent that the undertakings by the Company set forth in Section 9.1 or of the Investor set forth in Section 9.2 may be unenforceable for any reason, the Company or the Investor, as the case may be, shall make the maximum contribution to the payment and satisfaction of each of the Damages of the other which is permissible under applicable law, provided that in no event shall the Investor be obligated to contribute any amount in excess of the fees it actually receives pursuant to this Agreement.

ARTICLE X

MISCELLANEOUS

Section 10.1. Certain Fees and Expenses; Commitment Shares; Commencement Irrevocable Transfer Agent Instructions.

(i) Certain Fees and Expenses. Each party shall bear its own fees and expenses related to the transactions contemplated by this Agreement except that the Company will reimburse the fees and disbursements of legal counsel to the Investor in an amount not to exceed $75,000 in connection with the entry into this Agreement and $25,000 per fiscal quarter in connection with the Investor’s ongoing due diligence and review of deliverables subject to Section 6.15. The Company shall pay all U.S. federal, state and local stamp and other similar transfer and other taxes and duties levied in connection with issuance of the Shares pursuant hereto.

(ii) Commitment Shares. In consideration for the Investor’s execution and delivery of this Agreement, the Company shall issue the Commitment Shares to the Investor or its designee (in which case such designee name shall have been provided by the Investor to the Company in writing prior to the Closing Date) on the Closing Date, which issuance shall be evidenced by one or more book-entry statement(s) reflecting the Commitment Shares in the name of the Investor or its designee. Such book-entry statement(s) shall be delivered to the Investor by overnight courier at its address set forth in Section 10.4. For the avoidance of doubt, all of the Commitment Shares shall be fully earned by the Investor and shall be non-refundable as of the Closing Date, regardless of whether any VWAP Purchases are made or settled hereunder or any subsequent termination of this Agreement. Upon issuance pursuant to this Section 10.1(ii), the Commitment Shares shall constitute “restricted securities” as such term is defined in Rule 144(a)(3) under the Securities Act and, subject to the provisions of Section 10.1(iv), the book-entry statement(s) reflecting the Commitment Shares shall bear the restrictive legend set forth below in Section 10.1(iii). The Commitment Shares shall constitute Registrable Securities and shall be included in the Initial Registration Statement and any post-effective amendment thereto, and the Prospectus included therein, and, if necessary to register the resale thereof by the Investor under the Securities Act, in any New Registration Statement and any post-effective amendment thereto, and the Prospectus included therein, in each case in accordance with this Agreement and the Registration Rights Agreement.

(iii) Legends. The book-entry statement(s) reflecting the Commitment Shares, except as set forth below, shall bear a restrictive legend in substantially the following form (and stop transfer instructions may be placed against transfer of the Commitment Shares):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, UNLESS SOLD PURSUANT TO: (1) RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (2) AN OPINION OF COUNSEL, IN A CUSTOMARY FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

Notwithstanding the foregoing and for the avoidance of doubt, all Ordinary Shares to be issued in respect of any VWAP Purchase Notice delivered to the Investor pursuant to this Agreement shall be issued to the Investor in accordance with Section 3.2 by crediting the Investor’s or its designees’ account at DTC as DWAC Shares, and the Company shall not take any action or give instructions to the Transfer Agent otherwise.

(iv) Irrevocable Transfer Agent Instructions; Notice of Effectiveness. On the Effective Date of the Initial Registration Statement and prior to Commencement, the Company shall deliver or cause to be delivered to the Transfer Agent (a) irrevocable instructions executed by the Company to be acknowledged in writing by the Transfer Agent (the “Commencement Irrevocable Transfer Agent Instructions”) and (b) the notice of effectiveness in the form attached as an exhibit to the Registration Rights Agreement (the “Notice of Effectiveness”) relating to the Initial Registration Statement executed by the Company’s outside counsel, in each case directing the Transfer Agent to issue to the Investor or its designated Broker-Dealer at which the account or accounts to be credited with the Shares being purchased by the Investor are maintained any Registrable Securities included in the Initial Registration Statement as DWAC Shares, if and when such Registrable Securities are issued in accordance with this Agreement and the Registration Rights Agreement. With respect to any post-effective amendment to the Initial Registration Statement, any New Registration Statement or any post-effective amendment to any New Registration Statement, in each case becoming effective after the Commencement Date, the Company shall deliver or cause to be delivered to the Transfer Agent (x) irrevocable instructions in the form substantially similar to the Commencement Irrevocable Transfer Agent Instructions executed by the Company and to be acknowledged in writing by the Transfer Agent and (y) the Notice of Effectiveness, in each case modified as necessary to refer to such Registration Statement or post-effective amendment and the Registrable Securities included therein, to issue the Registrable Securities included therein as DWAC Shares in accordance with the terms of this Agreement and the Registration Rights Agreement. For the avoidance of doubt, all Shares to be issued in respect of any VWAP Purchase Notice delivered to the Investor pursuant to this Agreement shall be issued to the Investor in accordance with Section 3.2 by crediting the Investor’s account at DTC as DWAC Shares, and the Company shall not take any action or give instructions to the Transfer Agent otherwise. The Company represents and warrants to the Investor that, while this Agreement is effective, no instruction other than those referred to in this Section 10.1(iv) will be given by the Company to the Transfer Agent with respect to the Shares from and after Commencement, and the Registrable Securities covered by the Initial Registration Statement or any post-effective amendment thereof, or any New Registration Statement or post-effective amendment thereof, as applicable, shall otherwise be freely transferable on the books and records of the Company and no stop transfer instructions shall be maintained against the transfer thereof. The Company agrees that if the Company fails to fully comply with the provisions of this Section 10.1(iv) within three (3) Trading Days after the date on which the Investor and its Broker-Dealer have provided any deliverables that the Company, its counsel or the Transfer Agent shall reasonably request or require in connection therewith (if any), the Company shall, at the Investor’s written instruction, purchase from the Investor all Ordinary Shares purchased or acquired by the Investor pursuant to this Agreement that contain any restrictive legend or that have any stop transfer orders that prohibit or impede the transfer thereof in any respect at the greater of (i) the purchase price paid by the Investor for such Ordinary Shares (as applicable) and (ii) the Closing Sale Price of the Ordinary Shares on the date of the Investor’s written instruction.

Section 10.2. Specific Enforcement; Consent to Jurisdiction; Waiver of Jury Trial.

(i) The Company and the Investor acknowledge and agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that either party shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement by the other party and to enforce specifically the terms and provisions hereof (without the necessity of showing economic loss and without any bond or other security being required), this being in addition to any other remedy to which either party may be entitled by law or equity.

(ii) Each of the Company and the Investor (a) hereby irrevocably submits to the jurisdiction of the U.S. District Court and other courts of the United States sitting in the State of New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement, and (b) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Investor consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 10.2 shall affect or limit any right to serve process in any other manner permitted by law.

(iii) EACH OF THE COMPANY AND THE INVESTOR HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR DISPUTES RELATING HERETO. EACH OF THE COMPANY AND THE INVESTOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.2.

Section 10.3. Entire Agreement. The Transaction Documents set forth the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written, with respect to such matters. There are no promises, undertakings, representations or warranties by either party relative to subject matter hereof not expressly set forth in the Transaction Documents. All exhibits to this Agreement are hereby incorporated by reference in, and made a part of, this Agreement as if set forth in full herein.

Section 10.4. Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or electronic mail delivery at the address designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first (1st) business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second (2nd) business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The address for such communications shall be:

If to the Company:

TH International Limited

c/o Cartesian Capital Group LLC

505 5th Avenue, 15th Floor

Attention: Peter Yu; Gregory Armstrong

Email: [***]

With a copy (which shall not constitute notice) to:

Kirkland & Ellis

26th Floor, Gloucester Tower, The Landmark

15 Queen’s Road Central, Hong Kong

Attention: Daniel Dusek

Email: [***]

If to the Investor:

CF Principal Investments LLC

499 Park Avenue

New York, NY 10022

Attention: COO

Email: [***]

and:

CF Principal Investments LLC

499 Park Avenue

New York, NY 10022

Attention: General Counsel

Facsimile: [***]

Email: [***]

With a copy (which shall not constitute notice) to:

Covington & Burling LLP

The New York Times Building

620 Eighth Avenue

New York, NY 10018

Email: [***]

Attention: Matthew T. Gehl

Either party hereto may from time to time change its address for notices by giving at least five (5) days’ advance written notice of such changed address to the other party hereto.

Section 10.5. Waivers. No provision of this Agreement may be waived by the parties from and after the date that is one (1) Trading Day immediately preceding the filing of the Initial Registration Statement with the Commission. Subject to the immediately preceding sentence, no provision of this Agreement may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercises thereof or of any other right, power or privilege.

Section 10.6. Amendments. No provision of this Agreement may be amended by the parties from and after the date that is one (1) Trading Day immediately preceding the filing of the Initial Registration Statement with the Commission. Subject to the immediately preceding sentence, no provision of this Agreement may be amended other than by a written instrument signed by both parties hereto.

Section 10.7. Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

Section 10.8. Construction. The parties agree that each of them and their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents. In addition, each and every reference to share prices (including the Threshold Price) and number of Ordinary Shares in any Transaction Document shall, in all cases, be subject to adjustment for any share splits, share combinations, share dividends, recapitalizations, reorganizations and other similar transactions that occur on or after the date of this Agreement. Any reference in this Agreement to “Dollars” or “$” shall mean the lawful currency of the United States of America. Any references to “Section” or “Article” in this Agreement shall, unless otherwise expressly stated herein, refer to the applicable Section or Article of this Agreement. Any use of “or” in this Agreement shall be inclusive and each use of “including” shall mean “including, without limitation.”

Section 10.9. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. Neither the Company nor the Investor may assign this Agreement or any of their respective rights or obligations hereunder to any Person.

Section 10.10. No Third Party Beneficiaries. Except as expressly provided in Article IX, this Agreement is intended only for the benefit of the parties hereto and their respective successors, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

Section 10.11. Governing Law. This Agreement shall be governed by and construed in accordance with the internal procedural and substantive laws of the State of New York, without giving effect to the choice of law provisions of such state that would cause the application of the laws of any other jurisdiction.

Section 10.12. Survival. The representations, warranties, covenants and agreements of the Company and the Investor contained in this Agreement shall survive the execution and delivery hereof until the termination of this Agreement; provided, however, that (i) the provisions of Article VIII (Termination), Article IX (Indemnification) and this Article X (Miscellaneous) shall remain in full force and effect indefinitely notwithstanding such termination, and, (ii) so long as the Investor owns any Shares, the covenants and agreements of the Company and the Investor contained in Article VI (Additional Covenants), shall remain in full force and effect notwithstanding such termination for a period of thirty (30) days following such termination.

Section 10.13. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature or signature delivered by e-mail in a “.pdf” format data file, including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com, www.echosign.adobe.com, etc., shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

Section 10.14. Publicity. The Company shall afford the Investor and its counsel a reasonable opportunity to review and comment upon, shall consult with the Investor and its counsel on the form and substance of, and shall give due consideration to all such comments from the Investor or its counsel on, any press release, Commission filing or any other public disclosure made by or on behalf of the Company relating to the Investor, its purchases hereunder or any aspect of the Transaction Documents or the transactions contemplated thereby, prior to the issuance, filing or public disclosure thereof. For the avoidance of doubt, the Company shall not be required to submit for review any such disclosure (i) contained in periodic reports filed with the Commission under the Exchange Act if it shall have previously provided the same disclosure to the Investor or its counsel for review in connection with a previous filing or (ii) any Prospectus Supplement if it contains disclosure that does not reference the Investor, its purchases hereunder or any aspect of the Transaction Documents or the transactions contemplated thereby.

Section 10.15. Severability. The provisions of this Agreement are severable and, if any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 10.16. Further Assurances. From and after the Signing Date, upon the request of the Investor or the Company, each of the Company and the Investor shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.

TH International Limited

By:	/s/ Paul Hong
Name:	Paul Hong
Title:	Director

CF Principal Investments LLC

By:	/s/ Mark Kaplan
Name:	Mark Kaplan
Title:	Global Chief Operating Officer

ANNEX I

DEFINITIONS

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with a Person, as such terms are used in and construed under Rule 144.

“Alternative Market” means the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, or the Nasdaq Global Market.

“Anti-Corruption Laws” means the PRC Anti-Unfair Competition Law, the anti-bribery provisions of the PRC Criminal Law, the U.S. Foreign Corrupt Practices Act of 1977 (as amended), the United Kingdom Bribery Act 2010 and any other applicable anti-bribery or anti-corruption laws.

“Bankruptcy Law” means Title 11, U.S. Code, or any similar U.S. federal or state law or foreign law for the relief of debtors.

“Block” means any trade in excess of 100,000 Ordinary Shares on a single Trading Day to a single purchaser, as reported on Bloomberg through its “VWAP” function.

“Bloomberg” means Bloomberg, L.P.

“Closing Sale Price” means, for the Ordinary Shares as of any date, the last closing trade price for the Ordinary Shares on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price for the Ordinary Shares, then the last trade price for the Ordinary Shares prior to 4:00 p.m., New York City time, as reported by Bloomberg. All such determinations shall be appropriately adjusted for any share splits, share dividends, share combinations, recapitalizations or other similar transactions.

“Commission” means the U.S. Securities and Exchange Commission or any successor entity.

“Commission Documents” shall mean (i) with respect to any date prior to the Commencement Date, the Company’s registration statement on Form F-4 (File No. 333-259743) initially filed with the Commission on September 23, 2021, including any related prospectus or prospectuses, as amended, including the financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein together with the Current Report on Form 8-K filed by the SPAC with the Commission on March 9, 2022 and (ii) with respect to the Commencement Date and any date thereafter, each effective Registration Statement, as amended, the Prospectus contained therein and each Prospectus Supplement thereto and all information contained in such filings and all documents and disclosures that have been or are deemed to be incorporated by reference therein.

“Commitment Shares” means a number of duly authorized, validly issued, fully paid and non-assessable Ordinary Shares equal to the quotient obtained by dividing (i) $3,000,000 and (ii) the fair market value of the Ordinary Shares on the Commitment Shares Determination Date.

“Commitment Shares Determination Date” means the earlier to occur of (i) the second Trading Day prior to the filing of the Initial Registration Statement and (ii) the Trading Day prior to the Investor sending an invoice to the Company for the Commitment Shares.

“Company Lease” means any contract pursuant to which the Company or any of its Subsidiaries leases, subleases or occupies any real property.

“Contract” means any written or oral legally binding contract, agreement, understanding, arrangement, subcontract, loan or credit agreement, note, bond, indenture, mortgage, purchase order, deed of trust, lease, sublease, instrument, or other legally binding commitment, obligation or undertaking to which the Company or any of its Subsidiaries is a party or is bound.

“Custodian” shall mean any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Data Protection Laws” means any applicable laws relating to data privacy, data protection and data security, including with respect to the collection, use, storage, transmission, disclosure, transfer (including cross-border transfer), processing, retention, and disposal of personal information as that, or a similar or equivalent, term is defined under such applicable law.

“DTC” means The Depository Trust Company, a subsidiary of The Depository Trust & Clearing Corporation, or any successor thereto.

“DWAC Shares” means Ordinary Shares issued pursuant to this Agreement that are (i) issued in electronic form, (ii) freely tradable and transferable and without restriction on resale and without stop transfer instructions maintained against the transfer thereof and (iii) timely credited by the Company to the Investor’s or its designated Broker-Dealer at which the account or accounts to be credited with the Shares being purchased by Investor are maintained specified DWAC account with DTC under its Fast Automated Securities Transfer (FAST) Program, or any similar program hereafter adopted by DTC performing substantially the same function.

“Effective Date” means, with respect to the Initial Registration Statement filed pursuant to Section 2(a) of the Registration Rights Agreement (or any post-effective amendment thereto) or any New Registration Statement filed pursuant to Section 2(c) of the Registration Rights Agreement (or any post-effective amendment thereto), as applicable, the date on which the Initial Registration Statement (or any post-effective amendment thereto) or any New Registration Statement (or any post-effective amendment thereto) becomes effective.

“Environmental Laws” means any and all applicable laws relating to pollution, protection of the environment (including natural resources) and, solely to the extent related to exposure to Hazardous Materials, public or worker health and safety, or the use, storage, emission, distribution, transport, handling, disposal or release of, or exposure of any Person to, Hazardous Materials.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“Exempt Issuance” means the issuance of (i) Ordinary Shares, options or other equity incentive awards to employees, officers, directors or vendors of the Company pursuant to any equity incentive plan duly adopted for such purpose, by the Company’s Board of Directors or a majority of the members of a committee of the Board of Directors established for such purpose, (ii) (a) any Shares issued to the Investor pursuant to this Agreement, (b) any securities issued upon the exercise or exchange of or conversion of any Ordinary Shares or Ordinary Share Equivalents held by the Investor at any time, or (c) any securities issued upon the exercise or exchange of or conversion of any Ordinary Share Equivalents issued and outstanding on the date of this Agreement, including, for the avoidance of doubt, the convertible notes issued under the indenture, dated as of December 30, 2021, between the Company and Wilmington Savings Fund Society, FSB, as trustee, provided that such securities referred to in this clause (c) have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, (iii) securities issued pursuant to acquisitions, divestitures, licenses, partnerships, collaborations or strategic transactions approved by the Company’s Board of Directors or a majority of the members of a committee of directors established for such purpose, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, (iv) Ordinary Shares issued by the Company to the Investor or an Affiliate of the Investor in connection with any “equity line of credit” or other continuous offering or similar offering of Ordinary Shares pursuant to one or more written agreements between the Company and the Investor or an Affiliate of the Investor, whereby the Company may sell Ordinary Shares to the Investor or an Affiliate of the Investor at a future determined price, or (v) Ordinary Shares issued by the Company by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, exclusively to or through Cantor Fitzgerald & Co., as the Company’s sales agent, pursuant to one or more written agreements between the Company and Cantor Fitzgerald & Co.

“FINRA” means the Financial Industry Regulatory Authority.

“Fundamental Transaction” means that (i) the Company shall, directly or indirectly, in one or more related transactions, (a) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, with the result that the holders of the Company’s share capital immediately prior to such consolidation or merger together beneficially own less than 50% of the outstanding voting power of the surviving or resulting corporation, (b) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, (c) take action to facilitate a purchase, tender or exchange offer by another Person that is accepted by the holders of more than 50% of the outstanding Ordinary Shares (excluding any Ordinary Shares held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), (d) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding Ordinary Shares (not including any Ordinary Shares held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (e) reorganize, recapitalize or reclassify its Ordinary Shares, or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Ordinary Shares.

“Governmental Authority” means (i) any federal, provincial, state, local, municipal, national or international government or governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, tribunal, arbitrator or arbitral body (public or private); (ii) any self-regulatory organization; or (iii) any political subdivision of any of the foregoing.

“Governmental Order” means any order, judgment, injunction, decree, writ, ruling, stipulation, determination or award, in each case, entered by or with any Governmental Authority.

“Hazardous Material” means any substance, material, or other matter regulated as toxic or hazardous, or as a contaminant or for which standards are imposed, by any governmental authority because of its deleterious impact on the environment including but not limited to petroleum and petroleum byproduct and distillates, asbestos and asbestos-containing materials, urea formaldehyde, polychlorinated biphenyls, mold, radon gas, radioactive substances, and poly- and perfluoroalkyl substances.

“Initial Registration Statement” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Investment Period” means the period commencing on the Effective Date of the Initial Registration Statement and expiring on the date this Agreement is terminated pursuant to Article VIII.

“Knowledge” means the actual knowledge of the Company’s Chief Executive Officer, the Company’s President, and the Company’s Chief Financial Officer, in each case after reasonable inquiry of all officers, directors and employees of the Company and its Subsidiaries who would reasonably be expected to have knowledge or information with respect to the matter in question.

“Material Contracts” means any Contract that is expressly referred to in or filed or incorporated by reference as an exhibit to a Commission Document or that, if terminated or subject to default by a party thereto, would, individually or in the aggregate, have a Material Adverse Effect.

“Money Laundering Laws” means applicable financial recordkeeping and reporting requirements of the U.S. Currency and Foreign Transaction Reporting Act of 1970, the U.S. Money Laundering Control Act of 1986 and all money laundering-related laws of all jurisdictions where the Company or its Subsidiaries conduct business or own assets, and any related or similar law issued, administered or enforced by any Governmental Authority.

“New Registration Statement” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Ordinary Share Equivalents” means any securities of the Company or its Subsidiaries which entitle the holder thereof to acquire at any time Ordinary Shares, including, without limitation, any debt, preferred stock or shares, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares.

“Permitted Liens” means (i) statutory or common law liens of mechanics, materialmen, warehousemen, landlords, carriers, repairmen, construction contractors and other similar liens that arise in the ordinary course of business that relate to amounts (a) not yet delinquent or that are being contested in good faith through appropriate actions and (b) for which appropriate reserves have been established in accordance with GAAP, (ii) liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business consistent with past practice, (iii) liens for taxes not yet delinquent or which are being contested in good faith through appropriate actions for which appropriate reserves have been established in accordance with GAAP, (iv) with respect to any real property subject to a Company Lease (a) the interests and rights of the respective lessors with respect thereto, including any statutory landlord liens and any lien thereon and (b) any lien permitted under a Company Lease, (v) liens, defects or imperfections on title, encumbrances and restrictions on real property (including easements, covenants, rights of way and similar restrictions of record) that are matters of record or would be discovered by a current, accurate survey or physical inspection of such real property, in all cases, that do not materially impair the value or materially interfere with the present uses of such real property, (vi) liens that do not, individually or in the aggregate, materially and adversely affect, or materially disrupt, the ordinary course operation of the businesses of the Company and its Subsidiaries, taken as a whole, (vii) non-exclusive licenses or sublicenses of Intellectual Property entered into in the ordinary course of business, (viii) liens that secure obligations that are reflected as liabilities on the audited financial statements of the Company (which such liens are referenced, or the existence of which such liens is referred to, in the notes to the audited financial statements of the Company), (ix) liens securing any indebtedness of the Company or its Subsidiaries, (x) liens arising under applicable securities laws, (xi) with respect to an entity, liens arising under the organizational documents of such entity, in each case that do not materially interfere with the use made or proposed to be made of the subject property by the Company or any of its Subsidiaries or would not, individually or in the aggregate, have a Material Adverse Effect.

“Person” means any person or entity, whether a natural person, trustee, corporation, partnership, limited partnership, limited liability company, trust, unincorporated organization, business association, firm, joint venture, governmental agency or authority.

“Post-Effective Amendment Period” means the period commencing at 9:30 a.m., New York City time, on the fifth (5th) Trading Day immediately prior to the filing of any post-effective amendment to the Initial Registration Statement or any New Registration Statement, and ending at 9:30 a.m., New York City time, on the Trading Day immediately following, the Effective Date of such post-effective amendment.

“PRC” means the People’s Republic of China, excluding, for the purposes of this Agreement only, the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

“Principal Market” means the Nasdaq Stock Market; provided, however, that if the Company’s Ordinary Shares are ever listed or traded on an Alternative Market, then the “Principal Market” shall mean such Alternative Market on which the Company’s Ordinary Shares are then listed or traded.

“Prospectus” means the prospectus in the form included in a Registration Statement, as supplemented from time to time by any Prospectus Supplement, including the documents incorporated by reference therein.

“Prospectus Supplement” means any prospectus supplement to the Prospectus filed with the Commission from time to time pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein.

“Qualified Independent Underwriter” shall have the meaning assigned to such term in FINRA Rule 5121(f)(12).

“Registrable Securities” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Registration Period” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Registration Statement” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect.

“Sale Price” means any trade price for the Ordinary Shares on the Principal Market during normal trading hours, as reported by the Principal Market.

“Sanctioned Country” means at any time, a country or territory which is itself the subject or target of any Sanctions Laws that broadly prohibit dealings with that country or territory (at the time of this Agreement, the Crimea region, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means (i) any Person identified in any sanctions-related list of designated Persons maintained by (a) the United States Department of the Treasury’s Office of Foreign Assets Control, the United States Department of Commerce, Bureau of Industry and Security, or the United States Department of State; (b) Her Majesty’s Treasury of the United Kingdom; (c) any committee of the United Nations Security Council; (d) the European Union, (e) the PRC, or (f) any other relevant sanctions authority; (ii) any Person located, organized, or resident in, organized in, or a Governmental Authority or government instrumentality of, any Sanctioned Country; and (iii) any Person directly or indirectly owned or controlled by, or acting for the benefit or on behalf of, a Person described in clause (i) or (ii), either individually or in the aggregate.

“Sanctions Laws” means those trade, economic and financial sanctions laws administered, enacted or enforced from time to time by (i) the United States (including the Department of the Treasury’s Office of Foreign Assets Control), (ii) the European Union and enforced by its member states, (iii) the United Nations, (iv) Her Majesty’s Treasury of the United Kingdom, (v) the PRC or (vi) any other relevant sanctions authority.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“Shares” shall mean the Ordinary Shares that are and/or may be purchased by the Investor under this Agreement pursuant to one or more VWAP Purchase Notices.

“Short Sales” shall mean “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act.

“Signing Date” means the date of this Agreement.

“Threshold Price” means with respect to any particular VWAP Purchase Notice, the Sale Price on the VWAP Purchase Date equal to the greater of (i) 90% of the Closing Sale Price on the Trading Day immediately preceding the VWAP Purchase Date or (ii) such higher price as set forth by the Company in the VWAP Purchase Notice.

“Trading Day” shall mean any day on which the Principal Market is open for trading (regular way), including any day on which the Principal Market is open for trading (regular way) for a period of time less than the customary time.

“Transaction Documents” means, collectively, this Agreement (as qualified by the Commission Documents) and the exhibits hereto, the Registration Rights Agreement and the exhibits thereto, and each of the other documents, certificates and instruments entered into or furnished by the parties hereto in connection with the transactions contemplated hereby and thereby.

“Transfer Agent” means Continental Stock Transfer & Trust Company, or any successor thereof as the Company’s transfer agent.

“VWAP” means, for the Ordinary Shares for a specified period, the dollar volume-weighted average price for the Ordinary Shares on the Principal Market, for such period, as reported by Bloomberg through its “AQR” function. All such determinations shall be appropriately adjusted for any share dividend, share split, share combination, recapitalization or other similar transaction during such period.

“VWAP Purchase Commencement Time” means, with respect to a VWAP Purchase made pursuant to Section 3.1, 9:30:01 a.m., New York City time, on the applicable VWAP Purchase Date, or such later time on such VWAP Purchase Date publicly announced by the Principal Market as the official open (or commencement) of trading (regular way) on the Principal Market on such VWAP Purchase Date; provided, however, that if a VWAP Purchase Notice is delivered after 9:00 a.m., New York City time, on a VWAP Purchase Date, then the VWAP Purchase Commencement Time shall start only upon receipt by the Company of written confirmation (which may be by email) of acceptance by the Investor, and which confirmation shall specify the VWAP Purchase Commencement Time.

“VWAP Purchase Date” means, with respect to a VWAP Purchase made pursuant to Section 3.1, the Trading Day on which the Investor (i) receives, after 6:00 a.m., New York City time, but prior to 9:00 a.m., New York City time, a valid VWAP Purchase Notice for such VWAP Purchase in accordance with this Agreement or (ii) accepts (which it may do or decline to do in its sole discretion) a VWAP Purchase Notice delivered after 9:00 a.m., New York City time.

“VWAP Purchase Maximum Amount” means, with respect to a VWAP Purchase made pursuant to Section 3.1, a number of Ordinary Shares equal to the lesser of (i) a number of Ordinary Shares which, when aggregated with all other Ordinary Shares then beneficially owned by the Investor and its Affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the beneficial ownership by the Investor of more than the Beneficial Ownership Limitation and (ii) a number of Shares equal to (a) the VWAP Purchase Share Percentage multiplied by (b) the total number (or volume) of Ordinary Shares traded on the Principal Market during the applicable VWAP Purchase Period on the applicable VWAP Purchase Date for such VWAP Purchase and (iii) the VWAP Purchase Share Estimate.

“VWAP Purchase Notice” means, with respect to a VWAP Purchase made pursuant to Section 3.1, an irrevocable written notice delivered by the Company to the Investor directing the Investor to purchase a VWAP Purchase Share Amount (such specified VWAP Purchase Share Amount subject to adjustment as set forth in Section 3.1 as necessary to give effect to the VWAP Purchase Maximum Amount), at the applicable VWAP Purchase Price therefor on the applicable VWAP Purchase Date for such VWAP Purchase in accordance with this Agreement.

“VWAP Purchase Period” means, with respect to a VWAP Purchase made pursuant to Section 3.1, the period on the applicable VWAP Purchase Date for such VWAP Purchase beginning at the applicable VWAP Purchase Commencement Time and ending at the applicable VWAP Purchase Termination Time.

“VWAP Purchase Price” means the purchase price per Share to be purchased by the Investor in such VWAP Purchase on such VWAP Purchase Date equal to ninety-seven percent (97%) of the VWAP over the applicable VWAP Purchase Period on such VWAP Purchase Date for such VWAP Purchase. Notwithstanding anything in this Agreement to the contrary, on any Trading Day on which the Company delivers, and the Investor accepts, a VWAP Purchase Notice for a VWAP Purchase Share Request Percentage in excess of the VWAP Purchase Share Percentage, the VWAP Purchase Price shall be calculated using the lower of: (i) the VWAP over the applicable VWAP Purchase Period on such VWAP Purchase Date for such VWAP Purchase; and (ii) the lowest Sale Price in any Block sold on such Trading Day following the delivery and acceptance of such VWAP Purchase Notice for a VWAP Purchase Share Request Percentage in excess of the VWAP Purchase Share Percentage.

“VWAP Purchase Share Amount” means, with respect to a VWAP Purchase made pursuant to Section 3.1, the number of Shares to be purchased by the Investor in such VWAP Purchase as specified by the Company in the applicable VWAP Purchase Notice, which number of Shares shall not exceed the applicable VWAP Purchase Maximum Amount.

“VWAP Purchase Share Estimate” means the number of Ordinary Shares constituting a good faith estimate by the Company of the number of Shares that the Investor shall have the obligation to buy pursuant to the VWAP Purchase Notice.

“VWAP Purchase Share Percentage” means, with respect to a VWAP Purchase made pursuant to Section 3.1, twenty percent (20%).

“VWAP Purchase Share Request Percentage” means the percentage set forth in any VWAP Purchase Notice.

“VWAP Purchase Termination Time” means, with respect to a VWAP Purchase made pursuant to Section 3.1, 4:00 p.m., New York City time, on the applicable VWAP Purchase Date, or such earlier time publicly announced by the Principal Market as the official close of trading (regular way) on the Principal Market on such applicable VWAP Purchase Date.

SCHEDULE 1

SUBSIDIARIES

#	Company Name	Shareholding	Jurisdiction of Incorporation
1.	TH Hong Kong International Limited （天好（香港）国际有限公司）	TH International Limited: 100%	Hong Kong
2.	Tim Hortons (China) Holdings Co., Ltd. (“TH China”) （天好（中国）投资有限公司）	TH Hong Kong International Limited: 100%	PRC
3.	Tim Hortons (Shanghai) Food and Beverage Co., Ltd. （提姆（上海）餐饮管理有限公司）	Tim Hortons (China) Holdings Co., Ltd.: 100%	PRC
4.	Tim Hortons (Beijing) Food and Beverage Service Co., Ltd. （天好（北京）餐饮服务有限公司）	Tim Hortons (China) Holdings Co., Ltd.: 100%	PRC
5.	Tim Coffee (Shenzhen) Co., Ltd. （天好咖啡（深圳）有限公司）	Tim Hortons (China) Holdings Co., Ltd.: 100%	PRC
6.	Shanghai Donuts Enterprise Management Co., Ltd. (“Shanghai Donuts”) （上海哆呐思企业管理有限公司）[1]	Tim Hortons (China) Holdings Co., Ltd.: 40%; Shanghai Yinguike Food and Beverage Management Co., Ltd. (上海饮归客餐饮管理有限公司, “Shanghai Yinguike”): 60%	PRC

1 According to the Shareholder Agreement regarding Setting up Shanghai Donuts and its supplementary agreements, (i) TH China and Shanghai Yinguike represent 51% and 49% voting right, respectively, on the daily management and other matters and such matters shall obtain the approval by the shareholders representing more than half of the voting rights; (ii) the board of Shanghai Donuts consists of three (3) directors, two (2) of which are designated by TH China.

EXHIBIT A

FORM OF REGISTRATION RIGHTS AGREEMENT

EXHIBIT B

SIGNING CERTIFICATE

March  , 2022

The undersigned, the Director of TH International Limited, a Cayman Islands exempted company (the “Company”), delivers this certificate in connection with the Ordinary Share Purchase Agreement, dated as of March  , 2022 (the “Agreement”), by and between the Company and CF Principal Investments LLC, a Delaware limited liability company (the “Investor”), and hereby certifies on the date hereof that (capitalized terms used herein without definition have the meanings assigned to them in the Agreement):

1. The undersigned is the duly appointed Director of the Company.

2. The Board of Directors of the Company has approved the transactions contemplated by the Transaction Documents; said approval has not been amended, rescinded or modified and remains in full force and effect as of the date hereof. Attached hereto as Exhibit A are true, correct and complete copies of the resolutions duly adopted by the Board of Directors of the Company via unanimous written consent on March 8, 2022.

3. Each person who, as an officer of the Company, or as attorney-in-fact of an officer of the Company, signed the Transaction Documents to which the Company is a party was duly elected, qualified and acting as such officer or duly appointed and acting as such attorney-in-fact, and the signature of each such person appearing on any such document is his genuine signature.

IN WITNESS WHEREOF, I have signed my name as of the date first above written.

Name: Paul Hong
Title: Director

Exhibit A

Board Resolutions of the Company

EXHIBIT C

COMPLIANCE CERTIFICATE

The undersigned, the [●] of TH International Limited, a Cayman Islands exempted company (the “Company”), delivers this certificate in connection with the Ordinary Share Purchase Agreement, dated as of [●], 2022 (the “Agreement”), by and between the Company and CF Principal Investments LLC, a Delaware limited liability company (the “Investor”), and hereby certifies on the date hereof that, to the best of his or her knowledge after reasonable investigation, on behalf of the Company (capitalized terms used herein without definition have the meanings assigned to them in the Agreement):

1. The undersigned is the duly appointed [●] of the Company.

2. Attached hereto as Exhibit A is a true, complete and correct copy of the amended and restated memorandum and articles of association of the Company, as amended through the date hereof (the “Memorandum”). The Memorandum has not been further amended or restated, no document with respect to any amendment to the Memorandum has been filed, the Memorandum is in full force and effect on the date hereof, and no action has been taken by the Company in contemplation of any amendment to the Memorandum or the dissolution, merger or consolidation of the Company.

3. Except as set forth in the Commission Documents, the representations and warranties of the Company set forth in Article V of the Agreement (i) that are not qualified by “materiality” or “Material Adverse Effect” are true and correct in all material respects as of [the Commencement Date] [the date hereof] with the same force and effect as if made on [the Commencement Date] [the date hereof], except to the extent such representations and warranties are as of another date, in which case, such representations and warranties are true and correct in all material respects as of such other date and (ii) that are qualified by “materiality” or “Material Adverse Effect” are true and correct as of [the Commencement Date] [the date hereof] with the same force and effect as if made on [the Commencement Date] [the date hereof], except to the extent such representations and warranties are as of another date, in which case, such representations and warranties are true and correct as of such other date.

4. The Company has performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by the Company [at or prior to Commencement][on or prior to the date hereof].

5. The Shares issuable in respect of each VWAP Purchase Notice effected pursuant to the Agreement shall be issued to the Investor electronically as DWAC Shares, and shall be freely tradable and transferable and without restriction on resale and without any stop transfer instructions maintained against such Shares.

6. As of [the Commencement Date][the date hereof], the Company does not possess any material non-public information.

7. As of [the Commencement Date][the date hereof], the Company has reserved out of its authorized and unissued Ordinary Shares [●] Ordinary Shares solely for the purpose of effecting VWAP Purchases under the Agreement.

8. No stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus under the Securities Act has been issued and no proceedings for such purpose or pursuant to Section 8A of the Securities Act are pending before or, to the knowledge of the Company, threatened by the Commission.

The undersigned has executed this Certificate this [●] day of [●], 202[●].

By:

Name:

Title:

EXHIBIT D

FORM OF VWAP PURCHASE NOTICE

From:	TH International Limited
To:	CF Principal Investments LLC
Attention:	Chief Operating Officer
C/o:	CFControlledEquityOffering@cantor.com

Subject:	VWAP Purchase Notice

Date:	[●], 202[●]
Time:	[●]

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Ordinary Share Purchase Agreement (the “Agreement”) between TH International Limited, a Cayman Islands exempted company (the “Company”), and CF Principal Investments LLC (the “Investor”), dated [●], 2022, the Company hereby directs the Investor to purchase a number of shares constituting [●]% of the total volume of the Company’s Ordinary Shares, traded on the Principal Market during the applicable VWAP Purchase Period, at the relevant VWAP Purchase Price; provided, however, that if such number exceeds the VWAP Purchase Share Estimate of [●] Ordinary Shares, which the Company represents is no greater than the VWAP Purchase Share Amount, then the Investor will instead purchase the number of Ordinary Shares equal to the VWAP Purchase Share Estimate. The Company represents that all conditions set forth in Section 7.3 of the Agreement (including without limitation Section 7.3(xi) in respect of material non-public information) have been satisfied. Capitalized terms used herein without definition have the meanings assigned to them in the Agreement.

Name:
Title: